                                    EXHIBIT 10.11








                                                             EXECUTION COPY

---------------------------------------------------------------------------


                      FAMILY BOOKSTORES COMPANY, INC.

            --------------------------------------------------

                       SECURITIES PURCHASE AGREEMENT

            --------------------------------------------------

                    Senior Subordinated Notes due 2003
                               ($5,000,000)

                           Warrants to Purchase
                          Shares of Common Stock
               (Initially Equal on an Aggregate Basis to 18%
               of the Outstanding Fully-Diluted Common Stock
                  Subject to Increase in Certain Events)


                       Dated as of November 14, 1994


---------------------------------------------------------------------------

                             TABLE OF CONTENTS


     1.   AUTHORIZATION OF FINANCING. . . . . . . . . . . . . . . . . . . . . .1

     2.   PURCHASE AND SALE OF SECURITIES . . . . . . . . . . . . . . . . . . .2

     3.   CLOSING OF SALE OF SECURITIES . . . . . . . . . . . . . . . . . . . .2

     4.   CONDITIONS OF CLOSING . . . . . . . . . . . . . . . . . . . . . . . .3
          4A.     PURCHASERS' CONDITIONS. . . . . . . . . . . . . . . . . . . .3
          (i)     OPINIONS OF COUNSEL . . . . . . . . . . . . . . . . . . . . .3
          (ii)    REPRESENTATIONS AND WARRANTIES; NO DEFAULT. . . . . . . . . .3
          (iii)   REGISTRATION RIGHTS AGREEMENT . . . . . . . . . . . . . . . .3
          (iv)    PURCHASE PERMITTED BY APPLICABLE LAWS . . . . . . . . . . . .3
          (v)     NO ADVERSE U.S. LEGISLATION, ACTION OR DECISION . . . . . . .4
          (vi)    APPROVALS AND CONSENTS. . . . . . . . . . . . . . . . . . . .4
          (vii)   NO MATERIAL ADVERSE CHANGE. . . . . . . . . . . . . . . . . .4
          (viii)  PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . .4
          (ix)    CREDIT FACILITY . . . . . . . . . . . . . . . . . . . . . . .5
          (x)     FOREIGN INVESTMENT IN REAL PROPERTY TAX ACT . . . . . . . . .5
          (xi)    EMPLOYMENT AGREEMENT. . . . . . . . . . . . . . . . . . . . .5
          (xii)   SHAREHOLDERS' AGREEMENT . . . . . . . . . . . . . . . . . . .5
          (xiii)  TRANSACTION FEE AND COUNSEL FEES. . . . . . . . . . . . . . .5
          (xiv)   ASSET PURCHASE AGREEMENT. . . . . . . . . . . . . . . . . . .5
          (xv)    ADVISORY AGREEMENT. . . . . . . . . . . . . . . . . . . . . .5
          (xvi)   LETTER AGREEMENTS . . . . . . . . . . . . . . . . . . . . . .5
          (xvii)  EQUITY INVESTMENT . . . . . . . . . . . . . . . . . . . . . .5
          (xviii) BOARD APPROVAL. . . . . . . . . . . . . . . . . . . . . . . .6
          (xix)   BUY AND SELL AGREEMENT. . . . . . . . . . . . . . . . . . . .6
          4B.     COMPANY'S CONDITIONS. . . . . . . . . . . . . . . . . . . . .6
          (i)     REPRESENTATIONS AND WARRANTIES; NO DEFAULT. . . . . . . . . .6
          (ii)    PURCHASE PERMITTED BY APPLICABLE LAWS . . . . . . . . . . . .6
          (iii)   APPROVALS AND CONSENTS. . . . . . . . . . . . . . . . . . . .6
          (iv)    PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . .6
          (v)     AGREEMENTS WITH PURCHASERS. . . . . . . . . . . . . . . . . .6
          (vi)    EQUITY INVESTMENT . . . . . . . . . . . . . . . . . . . . . .6
          (vii)   ASSET PURCHASE AGREEMENT. . . . . . . . . . . . . . . . . . .7
          (viii)  SENIOR DEBT . . . . . . . . . . . . . . . . . . . . . . . . .7

     5.   PREPAYMENTS AND PURCHASE OF NOTES . . . . . . . . . . . . . . . . . .7
          5A.     REQUIRED PREPAYMENTS. . . . . . . . . . . . . . . . . . . . .7
          5B.     OPTIONAL PREPAYMENT . . . . . . . . . . . . . . . . . . . . .7
          5C.     NOTICE OF OPTIONAL PREPAYMENTS. . . . . . . . . . . . . . . .7
          5D.     PARTIAL PREPAYMENT PRO RATA . . . . . . . . . . . . . . . . .7
          5E.     RETIREMENT OF NOTES . . . . . . . . . . . . . . . . . . . . .8

     6.   AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . .8
          6A.     FINANCIAL STATEMENTS AND OTHER REPORTS. . . . . . . . . . . .8
          6B.     INSPECTION OF PROPERTY. . . . . . . . . . . . . . . . . . . 11
          6C.     COVENANT TO SECURE NOTES EQUALLY. . . . . . . . . . . . . . 11
          6D.     MAINTENANCE OF PROPERTIES; INSURANCE. . . . . . . . . . . . 11
          6E.     CORPORATE EXISTENCE, ETC. . . . . . . . . . . . . . . . . . 12
          6F.     PAYMENT OF TAXES, CLAIMS AND SENIOR DEBT. . . . . . . . . . 12
          6G.     COMPLIANCE WITH LAWS, ETC.. . . . . . . . . . . . . . . . . 12
          6H.     ATTENDANCE AT BOARD MEETINGS; BOARD MEMBERS . . . . . . . . 13
          6I.     SECURITIES FILINGS. . . . . . . . . . . . . . . . . . . . . 13
          6J.     PAYMENTS BY SUBSIDIARIES. . . . . . . . . . . . . . . . . . 13
          6K.     RESERVATION OF SHARES . . . . . . . . . . . . . . . . . . . 13
          6L.     HART-SCOTT FILINGS. . . . . . . . . . . . . . . . . . . . . 13
          6M.     USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . 14
          6N.     MANAGEMENT. . . . . . . . . . . . . . . . . . . . . . . . . 14
          6O.     CONSENT TO TRANSFER BY BANK OF SCOTLAND . . . . . . . . . . 14

     7.   NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . 14
          7A.     FINANCIAL COVENANTS . . . . . . . . . . . . . . . . . . . . 14
          7B.     RESTRICTIONS ON DEBT. . . . . . . . . . . . . . . . . . . . 16
          7C.     RESTRICTIONS ON SALES, MERGERS AND CONSOLIDATIONS . . . . . 18
          7D.     RESTRICTIONS ON LIENS . . . . . . . . . . . . . . . . . . . 18
          7E.     RESTRICTIONS ON DIVIDENDS . . . . . . . . . . . . . . . . . 20
          7F.     RESTRICTIONS ON TRANSACTIONS WITH CERTAIN PARTIES . . . . . 20
          7G.     RESTRICTIONS ON INVESTMENTS AND CAPITAL EXPENDITURES. . . . 21
          7G (b)  ADJUSTED CAPITAL EXPENDITURES. . . . . . . . . . . . . . . 22
          7H.     RESTRICTIONS ON SALE AND LEASE-BACK TRANSACTIONS. . . . . . 23
          7I.     RESTRICTIONS ON SALES OF ASSETS . . . . . . . . . . . . . . 23
          7J.     RESTRICTIONS ON SUBSIDIARIES. . . . . . . . . . . . . . . . 23
          7K.     CHANGE IN BUSINESS. . . . . . . . . . . . . . . . . . . . . 24
          7L.     PAYMENT OF NOTES. . . . . . . . . . . . . . . . . . . . . . 24
          7M.     NO DEBT SENIOR TO OR PARI PASSU WITH NOTES. . . . . . . . . 24
          7N.     NO AMENDMENT OF CHARTER OR BY-LAWS. . . . . . . . . . . . . 24
          7O.     COMPLIANCE WITH ERISA . . . . . . . . . . . . . . . . . . . 24
          7P.     FOREIGN INVESTMENT IN REAL PROPERTY TAX ACT . . . . . . . . 25
          7Q.     ISSUANCE OF ADDITIONAL CAPITAL STOCK. . . . . . . . . . . . 25

     8.   EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . 25
          8A.     DEFAULT; ACCELERATION . . . . . . . . . . . . . . . . . . . 25
          8B.     RESCISSION OF ACCELERATION. . . . . . . . . . . . . . . . . 28
          8C.     OTHER REMEDIES. . . . . . . . . . . . . . . . . . . . . . . 28

     9.   REPRESENTATIONS, COVENANTS AND WARRANTIES . . . . . . . . . . . . . 28
          9A.     ORGANIZATION; CORPORATE AUTHORITY . . . . . . . . . . . . . 28
          9B.     BUSINESS; FINANCIAL STATEMENTS. . . . . . . . . . . . . . . 29
          9C.     CAPITAL STOCK AND RELATED MATTERS . . . . . . . . . . . . . 29
          9D.     LITIGATION. . . . . . . . . . . . . . . . . . . . . . . . . 30
          9E.     OUTSTANDING DEBT. . . . . . . . . . . . . . . . . . . . . . 30
          9F.     TITLE TO PROPERTIES . . . . . . . . . . . . . . . . . . . . 30
          9G.     TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
          9H.     CONFLICTING AGREEMENTS AND OTHER MATTERS. . . . . . . . . . 31
          9I.     PATENTS, ETC. . . . . . . . . . . . . . . . . . . . . . . . 31
          9J.     OFFERING OF SECURITIES. . . . . . . . . . . . . . . . . . . 32
          9K.     BROKER'S OR FINDER'S COMMISSIONS. . . . . . . . . . . . . . 32
          9L.     COMPLIANCE WITH LAW . . . . . . . . . . . . . . . . . . . . 32
          9M.     INVESTMENT COMPANY ACT. . . . . . . . . . . . . . . . . . . 33
          9N.     PUBLIC UTILITY HOLDING COMPANY ACT. . . . . . . . . . . . . 33
          9O.     GOVERNMENTAL CONSENTS, ETC. . . . . . . . . . . . . . . . . 33
          9P.     COMPLIANCE WITH ERISA . . . . . . . . . . . . . . . . . . . 33
          9Q.     MATERIAL AGREEMENTS . . . . . . . . . . . . . . . . . . . . 34
          9R.     ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . . . 34
          9S.     FOREIGN INVESTMENT IN REAL PROPERTY TAX ACT . . . . . . . . 35
          9T.     LEASES. . . . . . . . . . . . . . . . . . . . . . . . . . . 35
          9U.     INVENTORY . . . . . . . . . . . . . . . . . . . . . . . . . 36
          9V.     EMPLOYEE MATTERS. . . . . . . . . . . . . . . . . . . . . . 36
          9W.     PRODUCTS LIABILITY. . . . . . . . . . . . . . . . . . . . . 36

     10.  REPRESENTATIONS OF THE PURCHASERS . . . . . . . . . . . . . . . . . 37

     11.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

     12.  ADVISORY FEE. . . . . . . . . . . . . . . . . . . . . . . . . . . . 49

     13.  WARRANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
          13A.    SERIES OF WARRANTS AND TRIGGERING EVENT . . . . . . . . . . 49
          13B.    PUT . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
          13C.    PENALTY WARRANTS. . . . . . . . . . . . . . . . . . . . . . 51

     14.  MISCELLANEOUS.. . . . . . . . . . . . . . . . . . . . . . . . . . . 51
          14A.    PAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . 51
          14B.    EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . 51
          14C.    CONSENT TO AMENDMENTS; WAIVERS. . . . . . . . . . . . . . . 52
          14D.    FORM, REGISTRATION, TRANSFER AND EXCHANGE OF
                  NOTES; LOST NOTES . . . . . . . . . . . . . . . . . . . . . 53
          14E.    PERSONS DEEMED OWNERS; PARTICIPATIONS . . . . . . . . . . . 53
          14F.    SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
                  COVENANTS; ENTIRE AGREEMENT . . . . . . . . . . . . . . . . 53
          14G.    TRANSFERS: SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . 54
          14H.    DISCLOSURE TO OTHER PERSONS . . . . . . . . . . . . . . . . 54
          14I.    NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . 54
          14J.    INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . 55
          14K.    DESCRIPTIVE HEADINGS, ETC . . . . . . . . . . . . . . . . . 55
          14L.    GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . 55
          14M.    COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . 55

                    SECURITIES PURCHASE AGREEMENT ("AGREEMENT"), dated as of November 14, 1994, by and among FAMILY BOOKSTORES COMPANY, INC., a Michigan corporation (the "COMPANY"), ELECTRA INVESTMENT TRUST PLC, a corporation organized under the laws of England ("EIT"), and ELECTRA ASSOCIATES, INC., a Delaware corporation ("ASSOCIATES" and, together with EIT, the "PURCHASERS"). Capitalized terms used in this Agreement are defined in paragraph 12.

          WHEREAS, the Purchasers desire, upon the terms and subject to the conditions set forth herein, to purchase from the Company the Securities (as hereinafter defined); and

          WHEREAS, the Company desires, upon the terms and conditions hereinafter provided, to sell the Securities to the Purchasers.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          1. AUTHORIZATION OF FINANCING. In order to provide funds for the purchase by the Company of the assets of the Family Bookstores division ("FBS") of The Zondervan Corporation, a Michigan corporation ("ZONDERVAN"), a wholly owned subsidiary of HarperCollins Publishers, Inc., a Delaware corporation ("HARPERCOLLINS"), pursuant to that certain Asset Purchase Agreement, dated as of October 28, 1994 (the "ASSET PURCHASE AGREEMENT"), among the Company, Zondervan and HarperCollins, the Company has authorized the issuance and delivery pursuant to this Agreement of:

          (a) its senior subordinated notes, substantially in the form of EXHIBIT L(A) hereto (herein, together with any such notes which may be issued pursuant to any provision of this Agreement and any such notes which may be issued hereunder in substitution or exchange therefor, collectively called the "NOTES" and individually called a "NOTE"), in the aggregate principal amount of $5,000,000 to be dated the date of issue thereof (the "ISSUE DATE"), to mature May 17, 2003, or if such day is not a Business Day, the next succeeding Business Day, to bear interest on the unpaid balance thereof, from the Issue Date until the principal thereof shall become due and payable, at the rate of 8.00% per annum through the second anniversary of the Issue Date, increasing to 11.00% through the fourth anniversary of the Issue Date and to 14.00% thereafter, and on overdue principal, premium and interest at the rate specified therein; and

          (b) warrants, substantially in the form of EXHIBIT 1(B) hereto (herein, together with any such warrants which may be issued pursuant to any provision of this Agreement or any provision contained in the warrants and any such warrants which may be issued in addition to or in substitution or exchange therefor, the "WARRANTS"), to purchase for a price of $.01 per share that number of shares of common stock, par value $1.00 per share (the "COMMON STOCK"), of the Company as shall be initially equal, on an aggregate basis, to 18% of the issued and outstanding Common Stock of the Company on a Fully Diluted basis (subject to increase in the event of default in timely payment of the Notes and if no Triggering Event has occurred as specified in Section 14A of this Agreement, and as specified in the Warrants).

The Notes and the Warrants, and any security of the Company issued to the Purchasers in addition to or in substitution or exchange therefor, are referred to herein as the "SECURITIES".

          2. PURCHASE AND SALE OF SECURITIES. The Company hereby agrees to sell to the Purchasers and, subject to the terms and conditions herein set forth, the Purchasers agree to purchase from the Company, the following Securities on the Closing Date:

          (a) Notes, in the form of one or more Notes registered in the Purchasers' name, and in such denominations as the Purchasers shall request subject to paragraph 15D hereof, in the aggregate principal amount of $5,000,000, at a purchase price of 100% of the aggregate principal amount thereof; and

          (b) Warrants, in the form of one or more Warrants registered in the Purchasers' name, and in such denominations as the Purchasers shall request, to purchase for a price of $0.01 per share that number of shares of Common Stock as shall be initially equal to 18% of the issued and outstanding Common Stock of the Company on a Fully Diluted basis, which percentage is subject to adjustment as set forth in this Agreement and in the Warrants.

          3. CLOSING OF SALE OF SECURITIES. The purchase and delivery of the Securities shall take place at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York, at a closing (the "CLOSING") two Business Days after the date on which all the conditions specified in paragraph 4 shall have been satisfied, or at such other place or on such other date as the Purchasers and the Company may agree upon, but in no event later than November 17, 1994 (the "CLOSING DATE"). The Company will give the Purchasers five days, notice of the Closing Date and the time of Closing. At the Closing, the Company will deliver to the Purchasers the Notes and the Warrants, against payment of the purchase price therefor, in each case by transfer of immediately available funds to such bank as the Company may direct in writing for credit to the Company's account. At the Closing, the Company will pay to Electra Inc., a Delaware corporation ("ELECTRA"), in lawful money of the United States of America in immediately available funds to such bank and account as Electra may direct, (i) a transaction fee in the amount of

$150,000 (the "TRANSACTION FEE") and (ii) a pro rated amount of the Advisory Fee for the quarter ending December 31, 1994. If at the Closing the Company shall fail to (i) tender to the Purchasers any of the Securities, (ii) pay to Electra the Transaction Fee or (iii) have satisfied any of the closing conditions specified herein, or if such closing conditions shall not have been waived by the Purchasers, the Purchasers shall, at the Purchasers, election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights the Purchasers may have by reason of such failure.

          4.   CONDITIONS OF CLOSING.

          4A. PURCHASERS' CONDITIONS. The Purchasers, obligation to purchase and pay for the Securities is subject to the satisfaction prior to or at the Closing of the following conditions:

          (i) OPINIONS OF COUNSEL. The Purchasers shall have received a favorable opinion from each of (a) Warner, Norcross & Judd, counsel for the Company, substantially in the form set forth in EXHIBIT 4A(I)(A),
(b) Squadron, Ellenoff, Plesent, Sheinfeld & Sorkin, counsel to Zondervan, substantially in the form set forth in EXHIBIT 4A (I) (B), and (c) internal counsel to HarperCollins, substantially in the form set forth in Exhibit 4A(i) (c), each addressed to the Purchasers and dated the date of the Closing. To the extent that the opinions referred to above in this paragraph 4A are rendered in reliance upon the opinion of any other counsel, the Purchasers shall have received a copy of such opinion of such other counsel, dated the date of the Closing and addressed to the Purchasers, or a letter from such other counsel, dated the date of the Closing and addressed to the Purchasers, authorizing the Purchasers to rely on such other counsel's opinion.

          (ii) REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The representations and warranties of the Company contained in this Agreement and those otherwise made in writing by or on behalf of the Company in connection with the transactions contemplated by this Agreement shall be true in all material respects when made and at the time of the Closing except to the extent of changes caused by the transactions contemplated herein; PROVIDED, HOWEVER, that there shall exist at the time of the Closing and after giving effect to such transactions no Event of Default or Default; and the Company shall have delivered to the Purchasers an Officers, Certificate, dated the date of the Closing, to all such effects.

          (iii) REGISTRATION RIGHTS AGREEMENT. The Purchasers shall have received a fully executed counterpart of the Registration Rights Agreement substantially in the form of EXHIBIT 4(A) (III) (the "REGISTRATION RIGHTS AGREEMENT") and, at the time of the Closing, the Registration Rights Agreement shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived.

          (iv) PURCHASE PERMITTED BY APPLICABLE LAWS. The purchase of and payment for the Securities shall not violate any applicable domestic law or governmental regulation (including, without limitation, section 5 of the Securities Act) and shall not subject the Purchasers to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation or order. The Purchasers shall have received such certificates or other evidence as the Purchasers may request to establish compliance with the conditions set forth in this paragraph 4A(iv).

          (v) NO ADVERSE U.S. LEGISLATION, ACTION OR DECISION. After the date hereof no legislation, order, rule, ruling or regulation shall have been enacted or made by or on behalf of any governmental body, department or agency of the United States, nor shall have any legislation with an effective date on or prior to the date hereof, been introduced and favorably reported for passage to either House of Congress by any committee of either such House to which such legislation has been referred for consideration, nor shall any decision of any court of competent jurisdiction within the United States have been rendered which, in the Purchasers, reasonable judgment, would materially and adversely affect any of the Securities as an investment or the business, condition (financial or other), assets, properties, operations or prospects of the Company or FBS. There shall be no action, suit, investigation or proceeding pending or, to the best of the Purchasers, or the Company's knowledge, threatened, against or affecting the Purchasers, the Company, FBS, any of the Purchasers', the Company's or FBS' properties or rights, or any of the Purchasers', the Company's or FBS' Affiliates, officers or directors, before any court, arbitrator or administrative or governmental body which (i) seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or the Asset Purchase Agreement or (ii) questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions, and, to the best of the Purchasers' and the Company's knowledge, there shall be no valid basis for any such action, proceeding or investigation.

          (vi) APPROVALS AND CONSENTS. The Company shall have duly received all authorizations, waivers, consents, approvals, licenses, franchises, permits and certificates (collectively, "CONSENTS") by or of all federal, state and local governmental authorities and all material consents by or of all other Persons necessary or advisable for the issuance of the Securities and as may be required (except as may be waived, with the consent of EIT) under the terms of the Asset Purchase Agreement and all thereof shall be in full force and effect at the time of Closing. The Company shall have delivered to the Purchasers an Officers' Certificate, dated the date of Closing, to such effect.

          (vii) NO MATERIAL ADVERSE CHANGE. There shall not have occurred or been threatened, nor to the best of the Company's knowledge will there be threatened, any material adverse change in the business, condition (financial or other), assets, properties, operations or prospects of the Company, any of its Subsidiaries or FBS, or any condition, event or act which is likely to lead to a material adverse change in the business, condition (financial or otherwise), assets, properties, operations or prospects of the Company, any of its Subsidiaries or FBS or which would materially and adversely affect the Company's ability to repay the Notes or consummate the transactions contemplated by the Asset Purchase Agreement, as determined in the sole discretion of the Purchasers.

          (viii) PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection, with the transactions contemplated hereby and by the Asset Purchase Agreement, and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchasers and their counsel, and the Purchasers and their counsel shall have received all such counterpart originals or certified or other copies of such documents as the Purchasers or their counsel may reasonably request.

          (ix) CREDIT FACILITY. The Company shall have entered into the Loan Agreement, which shall be in form and substance reasonably satisfactory to the Purchasers. The Loan Agreement shall expressly acknowledge and permit the Debt represented by the Securities and the transactions contemplated hereby.

          (x) FOREIGN INVESTMENT IN REAL PROPERTY TAX ACT. The Purchasers shall have received a certificate relating to the Foreign Investment in Real Property Tax Act substantially in the form of EXHIBIT 4A(X).

          (xi) EMPLOYMENT AGREEMENT. The Purchasers shall have received a fully executed counterpart of the Employment Agreement between the Company and Leslie E. Dietzman, substantially in the form of EXHIBIT 4A(XI).

          (xii) SHAREHOLDERS' AGREEMENT. The Purchasers shall have received a fully executed counterpart of the Shareholders, Agreement substantially in the form of EXHIBIT 4A(XII).

          (xiii) TRANSACTION FEE AND COUNSEL FEES. Electra shall have received payment of the Transaction Fee in accordance with paragraph 3 and the Purchasers' counsel shall have received payment in full for its fees and expenses incurred in connection with this transaction, simultaneously with the Closing.

          (xiv) ASSET PURCHASE AGREEMENT. The Closing (as defined therein) shall have been consummated (or shall be consummating concurrently with the Closing hereunder) under the Asset Purchase Agreement in the form of
EXHIBIT 4A (XIV), without any waivers thereunder.

          (xv) ADVISORY AGREEMENT. The Purchasers shall have received a fully executed counterpart of the Advisory Agreement, substantially in the form of EXHIBIT 4A (XV), and the first payment shall have been made to Electra thereunder.

          (xvi) LETTER AGREEMENTS. The Company shall have entered into the Letter Agreements, substantially in the form of EXHIBIT 4A(XVI), with George Craig and Neil Topham.

          (xvii) EQUITY INVESTMENT. The Investors shall have purchased a minimum of $5,000,000 of the Common Stock on terms reasonably satisfactory to the Purchasers.

          (xviii) BOARD APPROVAL.  The Boards of Directors of the
Purchasers shall have approved the transactions contemplated hereby and by the Asset Purchase Agreement.

          (xix) BUY AND SELL AGREEMENT. The Purchasers shall have received a fully executed counterpart of the Buy and Sell Agreement substantially in the form of EXHIBIT 4A(XIX).

          4B. COMPANY'S CONDITIONS. The Company's obligation to sell the Securities to the Purchasers is subject to the satisfaction prior to or at the Closing of the following conditions:

          (i) REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The representations and warranties of the Purchasers contained in this Agreement and those otherwise made in writing by or on behalf of the Purchasers in connection with the transactions contemplated by this Agreement shall be true in all material respects when made and at the time of the Closing except to the extent of changes caused by the transactions contemplated herein.

          (ii) PURCHASE PERMITTED BY APPLICABLE LAWS. The purchase of and payment for the Securities shall not violate any applicable domestic law or governmental regulation (including, without limitation, section 5 of the Securities Act).

          (iii) APPROVALS AND CONSENTS. The Company shall have duly received all authorizations, waivers, consents, approvals, licenses, franchises, permits and certificates (collectively, "CONSENTS") by or of all federal, state and local governmental authorities and all material consents by or of all other Persons it deems necessary or advisable for the issuance of the Securities and the consummation of the transactions contemplated by the Asset Purchase Agreement and all thereof shall be in full force and effect at the time of Closing.

          (iv) PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and by the Asset Purchase Agreement, and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and its counsel, and the Company and its counsel shall have received all such counterpart originals or certified or other copies of such documents as the Company or its counsel may reasonably request.

          (v) AGREEMENTS WITH PURCHASERS. The Company shall have entered into the Shareholders' Agreement, in form and substance satisfactory to the Company.

          (vi) EQUITY INVESTMENT. The Company shall have completed its sale of not less than $5,000,000 of the Common Stock to the Investors on terms satisfactory to the Company.

          (vii) ASSET PURCHASE AGREEMENT. The Closing (as defined therein) shall have been consummated under the Asset Purchase Agreement, or be consummating concurrently with the Closing under this Agreement.

          (viii) SENIOR DEBT. The Company shall have consummated or be consummating simultaneously with the Closing the senior debt facility as set forth in the Loan Agreement, which shall be in form and substance reasonably satisfactory to the Company.

          5. PREPAYMENTS AND PURCHASE OF NOTES. The Notes shall be subject to prepayment with respect to the required prepayments specified in paragraph 5A and also under the circumstances set forth in paragraph 5B. Any such prepayment shall be at a price equal to 100% of the principal amount of the Notes being prepaid, together with all accrued and unpaid interest thereon to the date of such prepayment (the "PURCHASE PRICE").

          5A. REQUIRED PREPAYMENTS. The Notes shall, at the option of the holders thereof and upon written notice by such holders, become immediately due and payable upon the occurrence of (i) a Change of Control or (ii) an Initial Public Offering. Upon the occurrence of a Change of Control or an Initial Public Offering and receipt of written notice, the Company will pay to each such holder an amount in cash equal to the Purchase Price by transferring immediately available funds to such bank and account therein as shall be designated by such holders, against delivery of the Notes being prepaid.

          5B. OPTIONAL PREPAYMENT. Subject to the provisions of the Loan Agreement, the Notes shall be subject to prepayment, without penalty in whole at any time or from time to time in part (and, if in part, only in integral multiples of $500,000), at the option of the Company, by paying to each holder an amount in cash equal to the Purchase Price for the amount of the Notes being prepaid by transferring immediately available funds to such bank and account therein as shall be designated by such holders, against delivery of the Notes being prepaid.

          5C. NOTICE OF OPTIONAL PREPAYMENTS. The Company shall give each holder of the Notes written notice of any prepayment pursuant to paragraph 5B (the "PREPAYMENT NOTICE") not less than 30 Business Days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes to be prepaid on such date. Notice of prepayment having been given as aforesaid, the Purchase Price for the Notes specified in such notice shall become due and payable on such prepayment date.

          5D. PARTIAL PREPAYMENT PRO RATA. Upon any partial prepayment of Notes, the principal amount so prepaid shall be allocated to all Notes at the time outstanding in proportion to the respective outstanding principal amounts thereof.

          5E. RETIREMENT OF NOTES. Without the prior written consent of the Purchasers, the Company will not, and will not permit any of its Subsidiaries or Affiliates to, purchase, redeem or otherwise acquire any Note except upon the payment or prepayment thereof in accordance with the terms of this Agreement and such Note.

          6. AFFIRMATIVE COVENANTS. The Company covenants that from and after the date of this Agreement through the Closing and thereafter so long as any Notes or Warrants remain outstanding, except that, the covenant set forth in paragraph 6C hereof shall be extinguished upon payment in full of the Notes, (it being understood, that following the occurrence of an Initial Public Offering and the payment in full of the Notes, the Company may request that the holders of the Securities at that time permanently waive (in compliance with paragraph 14C) compliance with some or all of the Company's covenants set forth in this paragraph 6):

          6A. FINANCIAL STATEMENTS AND OTHER REPORTS. The Company will deliver, or cause to be delivered to the Purchasers or any Transferee:

          (i) as soon as practicable prior to the beginning of each fiscal year and in any event promptly after approval thereof by the Company's Board of Directors, monthly budgets prepared on an annual basis, in reasonable detail and reasonably satisfactory in form and scope to the Purchasers;

          (ii) as soon as practicable and in any event within 30 days after the end of each fiscal month of the Company (other than the last month of each fiscal quarter), unaudited consolidated statements of income and cash flow of the Company and its Subsidiaries, in summary form without footnotes, for such month and for the period from the beginning of the current fiscal year to the end of such month and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such month, setting forth, in each case, in comparative form, figures for the corresponding month and period in the preceding fiscal year and the budget for such month and for the period from the beginning of the current fiscal year to the end of such month, all in reasonable detail and reasonably satisfactory in form and scope to the Purchasers;

          (iii) From and after the date upon which the Company has completed an initial public offering of its Common Stock or any other Capital Stock, or if the Company prepares such statements in the ordinary course, as soon as practicable and in any event within 45 days after the end of each fiscal quarter of the Company, unaudited consolidated statements of income and cash flow of the Company and its Subsidiaries for such quarter and for the period from the current fiscal year to the end of such quarter and an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, setting forth, in each case, in comparative form, figures for the corresponding quarters in the preceding fiscal year, all in reasonable detail and satisfactory in form and scope to the Purchasers, and certified by an authorized financial officer or member of the Board of Directors of the Company as fairly presenting in all material respects the financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis in accordance with generally accepted accounting principles, subject to changes resulting from year-end adjustments;

          (iv) as soon as practicable and in any event within 90 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flow of the Company and its Subsidiaries for such year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as at the end of such year, setting forth, in each case, in comparative form, corresponding figures from the preceding fiscal year, all in reasonable detail and reasonably satisfactory in form and scope to the Purchasers, and, as to the consolidated statements, reported upon by independent public accountants of recognized standing whose report shall be in scope and form reasonably satisfactory to the Purchasers and, as to the consolidating statements, certified by an authorized financial officer or member of the Board of Directors of the Company;

          (v) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices, reports and other information as it shall send to all of its security holders and holders of Senior Debt and copies of all reports and all registration statements (without exhibits) which it files with the Commission, and, promptly upon release thereof, copies of all press releases;

          (vi) promptly upon receipt thereof, a copy of each other report submitted to the Board of Directors of the Company or of any Subsidiary of the Company and each management letter submitted to the Company by independent accountants in connection with any annual, interim or special audit of the books of the Company or any of its Subsidiaries made by such accountants, or any other reports prepared by such accountants.

          (vii) together with each delivery of financial statements required by clauses (iii) and (iv) above, an Officers' Certificate of the Company stating that the signers have reviewed the terms of this Agreement and the Securities and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the fiscal period covered by such financial statements and that such review has not disclosed the existence during or at the end of such fiscal period, and that the signers do not have knowledge of the existence, as at the date of the Officers' Certificate, of any condition or event which constitutes a Default or Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto, excluding, however,
     (y) matters which have been rectified within permitted cure periods and (x) matters not having, in the reasonable, good faith opinion of management of the Company, a material adverse effect on the business, condition (financial or otherwise), assets, properties, or operations or prospects of the Company and its Subsidiaries, taken as a whole;

          (viii) together with each delivery of consolidated financial statements required by clause (iv) above, a report of the independent public accountants giving the opinion thereon, but only if, in making the audit of such financial statements, such accountants have obtained knowledge of any Event of Default or Default, specifying in such report the nature and period of existence thereof; PROVIDED, that such accountants shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards;

          (ix) promptly upon any Responsible Officer of the Company obtaining knowledge (a) of any condition or event which constitutes a Default or Event of Default, (b) of any condition or event which, in the opinion of management of the Company would have a material adverse effect on the business, condition (financial or other), assets, properties or operations or prospects of the Company and its Subsidiaries, taken as a whole, other than conditions or events applicable to the economy as a whole or to any industry in which the

     Company and its Subsidiaries are engaged, (c) that any Person has given any notice to the Company or any Subsidiary of the Company or taken any other adverse action against the Company with respect to a claimed Default or event or condition of the type referred to in clause (ii) of paragraph 9A or (d) of the institution of any litigation involving claims against the Company or any of its Subsidiaries, unless such litigation is defended by the insurance carrier without any reservation of rights and is reasonably expected to be fully covered by a creditworthy insurer, in an amount equal to or greater than $500,000 with respect to any single cause of action or of any adverse determination in any litigation involving a potential liability to the Company or any of its Subsidiaries equal to or greater than $500,000 with respect to any single cause of action, an Officers' Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed Default, Event of Default, event or condition, and what action the Company has taken, is taking or proposes to take with respect thereto;

          (x) promptly upon any Responsible Officer of the Company or any of its ERISA Affiliates becoming aware of the occurrence of (i) any "reportable event," as such term is defined in section 4043 of ERISA, in connection with any Plan subject to Title IV of ERISA or section 412 of the Code or trust, insurance contract or other funding arrangement maintained or created thereunder or an event requiring the Company or any ERISA Affiliate to provide security to a Plan under section 401(a)(29) of the Code or (ii) any "prohibited transaction," as such term is defined in section 4975 of the Code or in section 406 of ERISA in connection with any Plan or any trust, insurance contract or other funding arrangement maintained or created thereunder, or in connection with any Welfare Plan or Multiemployer Plan or (iii) the institution of proceedings or the taking or expected taking of action by the PBGC or the Company or any of its ERISA Affiliates to terminate or withdraw or partially withdraw, in connection with any Plan subject to Title IV of ERISA or section 412 of the Code or any Multiemployer Plan or any trust, insurance contract or other funding arrangement maintained or created thereunder, a written notice specifying the nature thereof, what action the Company or any such Subsidiary has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto;

          (xi) promptly upon any material revision to the budgets referred to in clause (i) above, such monthly budgets, as revised; and

          (xii) with reasonable promptness, such other information and data with respect to the Company or any of its Subsidiaries as the Purchasers may reasonably request.

          6B. INSPECTION OF PROPERTY. The Company will permit any Person designated by the Purchasers to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss its affairs, finances and accounts with its officers and its independent public accountants, all at reasonable times and upon reasonable prior notice to the Company. Any such inspection shall be in the presence of an officer of the Company, unless an officer is unavailable for such purpose. The Company may exclude matters with respect to Persons other than the Purchasers subject to attorney-client privilege, and access to matters with respect to Persons other than the Purchasers involving trade secrets or other confidential information will be subject to execution of an appropriate confidentiality agreement.

          6C. COVENANT TO SECURE NOTES EQUALLY. The Company will, if it or any Subsidiary of the Company shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 7D (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 14C), make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured as long as any such other Debt shall be so secured; PROVIDED that such security shall not in any way alter the rights under paragraph 8 of the holders of Senior Debt.

          6D. MAINTENANCE OF PROPERTIES; INSURANCE. The Company and its Subsidiaries will maintain or cause to be maintained in good repair, working order and condition all properties used or useful in the business of the Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof necessary for the business to be properly and advantageously conducted at all times in accordance with prudent business management. The Company and its Subsidiaries will maintain or cause to be maintained, with financially sound and reputable insurers (or, as to workers, compensation or similar insurance, in an insurance fund or by self-insurance authorized by the laws of the jurisdiction in question), insurance with respect to their respective properties and businesses against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such type and in such amounts as are customarily carried under similar circumstances by such other corporations and as are in good faith believed by the Company to be sufficient to prevent the Company or a Subsidiary from becoming a co-insurer within the terms of the policies in question.

          6E. CORPORATE EXISTENCE, ETC. The Company and each of its Subsidiaries will at all times preserve and keep in full force and effect its corporate existence, and rights, licenses and franchises material to its business, and will qualify to do business in any jurisdiction where the failure to do so would have a material adverse effect on the business, condition (financial or other), assets, properties or operations of the Company and its Subsidiaries, taken as a whole. Notwithstanding the foregoing, a Subsidiary may be merged or consolidated into the Company, PROVIDED, HOWEVER, that the Company is the surviving entity, and a Subsidiary may sell or otherwise dispose of its assets to the Company, and may dissolve if its assets will be transferred to the Company.

          6F. PAYMENT OF TAXES, CLAIMS AND SENIOR DEBT. The Company and each of its Subsidiaries will pay all taxes, assessments and other governmental charges imposed upon them or any of their respective properties or assets or in respect of any of their respective franchises, business income or properties before any penalty or significant interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien upon any of its properties or assets, PROVIDED that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such accrual or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor. The Company will duly and punctually pay when due all payments required to be made under and pursuant to the Senior Debt.

          6G. COMPLIANCE WITH LAWS, ETC. The Company will, and will cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations, and orders of any court or other governmental authority (including, without limitation, those related to environmental or ERISA compliance), noncompliance with which would be reasonably likely to materially adversely affect the business, condition (financial or other), assets, property, operations or prospects of the Company and its Subsidiaries taken as a whole.

          6H. ATTENDANCE AT BOARD MEETINGS; BOARD MEMBERS. The Purchasers shall have such rights and the Company shall have such obligations with respect to members nominated and elected to the Company's Board of Directors and attendance at meetings of the Company's Board of Directors as are set forth in section 2 of the Shareholders' Agreement.

          6I. SECURITIES FILINGS. To the extent required, the Company will, and will cause each of its Subsidiaries to, (i) comply, in all material respects, with the reporting requirements of the Exchange Act and
(ii) comply, in all material respects, with all other public information reporting requirements of the Commission that are a condition to the availability of an exemption from the Securities Act (under Rule 144 and Rule 144A thereof, as amended from time to time, or successor rules thereto or otherwise) for the sale of Common Stock by the Purchasers. The Company will cooperate with the Purchasers in supplying such information as may be necessary for the Purchasers to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act (under Rule 144 and Rule 144A thereof or otherwise) for the sale of Common Stock by the Purchasers.

          6J. PAYMENTS BY SUBSIDIARIES. To the extent any Subsidiaries are created or established, the Company will cause each Subsidiary to declare and pay cash dividends and other cash distributions or make loans to the Company as needed to enable the Company to make payments required to be made under and pursuant to any outstanding Notes, including payments of principal, premium, if any, and interest, in a timely manner, subject, however, to restrictions of corporate law and restrictions imposed by the Senior Debt.

          6K. RESERVATION OF SHARES. The Company will reserve and keep reserved at all times sufficient shares of its Common Stock for issuance upon exercise of the Warrants (other than Penalty Warrants) and, upon such exercise, the Company will promptly issue and deliver the shares required to be delivered and an opinion of counsel, reasonably acceptable to the Purchasers, to the effect that such shares, when issued and delivered, will be validly issued, fully paid and nonassessable. At such time as the Purchasers may reasonably request, the Company shall take all action necessary to enable it to issue the Penalty Warrants.

          6L. HART-SCOTT FILINGS. From time to time, at the request of the Purchasers, the Company or its "ultimate parent" (as defined in the Hart-Scott Act) will promptly prepare and file, or cause to be prepared and filed, any notification or response to any request for additional information required to be filed under the Hart-Scott Act and the rules and regulations promulgated thereunder with respect to the acquisition, from time to time, of shares of Common Stock by the Purchasers, including, without limitation, upon exercise of any of the Warrants, preemptive rights, rights of first offer or otherwise.

          6M. USE OF PROCEEDS. The Company will use the proceeds from the sale and issuance of the Notes solely to fund the acquisition of the assets of FBS pursuant to the Asset Purchase Agreement and transaction costs incurred by the Company in connection therewith.

          6N. MANAGEMENT. The Company will continue the employment of Leslie E. Dietzman upon terms satisfactory to the Purchasers, or if such employment is not continued, his replacement shall be reasonably acceptable to the Purchasers.

          6O. CONSENT TO TRANSFER BY BANK OF SCOTLAND. During the period that the Notes are outstanding, the Company agrees that, before giving approval to a transfer by the Bank of Scotland under Section 12.4(d) of the Loan Agreement, the Company will (i) give the Purchasers written notice of its intent to approve such a transfer and (ii) discuss the matter with the Purchasers for a period of up to 30 days following receipt by the Purchasers of such notice. After the expiration of such period, the Company may act or not act on such matter as the Company may determine in its sole and absolute discretion.

          7. NEGATIVE COVENANTS. The provisions of this paragraph 7 shall remain in effect (x) so long as any Notes shall remain outstanding and (y) in the case of paragraphs 7A(i), 7A (ii), 7B, 7C, 7D, 7E, 7F, 7G(b), 7H, 7I, 7K, 7N and 7P, so long as any Warrants shall remain outstanding.

          7A. FINANCIAL COVENANTS. The Company shall comply, and shall cause each of its Subsidiaries to comply, in all respects with each of the following covenants:

               (i) TANGIBLE NET WORTH. The Company will not permit the sum of (x) the consolidated Tangible Net Worth of the Consolidated Group on the last day of any calendar quarter, plus (y) the aggregate principal amount of the Debt to the Purchasers incurred pursuant to this Agreement outstanding on the last day of such calendar quarter, to be less than $1,425,000 on the last day of any calendar quarter in Fiscal Year 1995 or Fiscal Year 1996 or less than $3,800,000 on the last day of any calendar quarter in Fiscal Year 1997 or thereafter.

               (ii) DEBT: NET WORTH RATIO. The Company will not permit the ratio of (x) Long-Term Debt of the Consolidated Group (including, without limitation, all Indebtedness for Borrowed Money of the Consolidated Group) on the last day of any calendar quarter to (y) the sum of (i) its Tangible Net Worth on the last day of such calendar quarter and (ii) the aggregate principal amount of the Debt to the Purchasers incurred pursuant to this Agreement outstanding on the last day of such calendar quarter, to exceed 3.68:1 on the last day of any calendar quarter in Fiscal Year 1995 or Fiscal Year 1996 or 2.10:1 on the last day of any calendar quarter in Fiscal Year 1997 or thereafter. For purposes of this paragraph 7A(ii), "Long-Term Debt of the Consolidated Group" shall not include the principal amount of outstanding Debt to the Purchasers incurred pursuant to this Agreement.

               (iii) INTEREST COVERAGE RATIO. (a) Borrower will not permit the Interest Coverage Ratio of the Consolidated Group for the 8-month period ending on June 30, 1995 or the 11-month period ending on September 30, 1995 to be less than 2.61:1.

               (b) Borrower will not permit the Interest Coverage Ratio of the Consolidated Group for any Four-Quarter Period ending on any date during the Fiscal Year specified in the first column below to be less than the ratio set forth alongside such Fiscal Year in the second column below:

               FISCAL YEAR                             RATIO
               -----------                             -----
               1996                                    2.61:1
               1997                                    2.61:1
               1998                                    3.33:1
               1999 and each Fiscal Year thereafter    4.75:1

          (c) For purposes of computations under paragraphs 7A(iii)(a), 7A(iv) (a), 7A(v) (a), the required ratios shall be computed as if the financial statements of FBS for the period from the Acquisition Effectiveness Date through the Closing Date were the financial statements of the Company for such relevant period (except that, in connection with any relevant computation of liabilities for the period from the Acquisition Effectiveness Date through the Closing Date, any liabilities not assumed by the Company pursuant to the acquisition of assets of FBS pursuant to the Asset Purchase Agreement shall be excluded).

          (iv) FUNDED DEBT: CASH FLOW. (a) The Company will not permit the ratio of (x) Long-Term Debt of the Consolidated Group to (y) EBITDA of the Consolidated Group for the 8-month period ending on June 30, 1995 or the 11-month period ending on September 30, 1995 to exceed 2.36:1. For purposes of this paragraph 7A(iv)(a) and 7A(iv)(b), "Long-Term Debt of the Consolidated Group" shall not include the principal amount of outstanding Debt to the Purchasers incurred pursuant to this Agreement.

          (b) Borrower will not permit the ratio of (x) Long Term Debt of the Consolidated Group to (y) EBITDA of the Consolidated Group for any Four-Quarter Period ending on any date during the Fiscal Year specified in the first column below to exceed the ratio set forth alongside such Fiscal Year in the second Column below:

               FISCAL YEAR                             RATIO
               -----------                             -----
               1995                                    2.36:1
               1996                                    2.36:1
               1997                                    2.36:1
               1998                                    2.10:1
               1999 and each Fiscal Year thereafter    1.58:1

          (v) FIXED CHARGE COVERAGE RATIO. (a) The Company will not permit the Fixed Charge Coverage Ratio of the Consolidated Group for the 8-month period ending on June 30, 1995 or the 11-month period ending on September 30, 1995 to be less than 1.66:1.

          (b) The Company will not permit the Fixed Charge Coverage Ratio of the Consolidated Group for any Four-Quarter Period ending on any date during the Fiscal Year specified in the first column below to be less than the ratio set forth alongside such Fiscal Year in the second column below:

               FISCAL YEAR                             RATIO
               -----------                             -----
               1995                                    1.66:1
               1996                                    1.66:1
               1997                                    1.66:1
               1998                                    1.43:1
               1999 and each Fiscal Year thereafter    1.90:1

          (vi) ASSETS: FUNDED DEBT. The Company will not permit the ratio of (x) the Tangible Assets of the Consolidated Group to (y) the Long-Term Debt of the Consolidated Group to be less than 1.66:1 on the last day of any calendar quarter. For purposes of this Section 7A(vi), "Long-Term Debt of the Consolidated Group" shall not include the principal amount of outstanding Debt to the Purchasers incurred pursuant to this Agreement.

          7B. RESTRICTIONS ON DEBT. The Company will not, and will not permit any Subsidiary to, create, assume or incur, or become or at any time be liable in respect of, any Debt, except:

          (i) Senior Debt and Debt to the Purchasers incurred pursuant to this Agreement;

          (ii) Current Liabilities for accounts payable which constitute Debt, which accounts payable were incurred or assumed in the ordinary course of business, the amount or validity of which are currently being contested by the Company in good faith by appropriate proceedings diligently prosecuted and as to which an adequate reserve is maintained on the books of the Company in accordance with generally accepted accounting principles; and other Current Liabilities for accounts payable which constitute Debt, which accounts payable were incurred or assumed in the ordinary course of business and are not considered more then 60 days past due under customary trade practices, in an aggregate amount outstanding at any time not to exceed $500,000;

          (iii) Liabilities for taxes, assessments or governmental charges or claims the payment of which is not at the time required by paragraph 6F;

          (iv) Debt secured by Liens permitted pursuant to paragraph 7D;

          (v) Indebtedness existing on the Closing Date and obligations under Contracts (as defined in paragraph 10Q) existing on the Closing Date, in each case as listed on SCHEDULE 7B to this Agreement;

          (vi) The Company's obligations under the IFA Lease, PROVIDED that such obligations do not exceed $2.6 million on a capitalized basis (net of interest expenses) over the term of the IFA Lease, and that there shall be no increase in the annual financial amount of the Company's obligations thereunder from those in effect on the Closing Date, except as may be permitted by the Purchasers;

          (vii) The Company's obligations under the Andersen Agreement, provided that there shall be no increase in the annual financial amount of the Company's obligations thereunder from those in effect on the Closing Date, except as may be permitted by the Purchasers;

          (viii) The unpaid purchase price for one or more retail outlets similar to the Stores (a "SIMILAR STORE"); PROVIDED that such acquisition was permitted by the terms of this Agreement and the aggregate amount of such purchase prices at any time remaining unpaid does not exceed $1,000,000;

          (ix) obligations not in excess of $100,000 incurred in connection with the lease of miscellaneous office furniture and equipment and secured by the Liens specified in paragraph 7D(x) hereof;

          (x) Debt at any one time outstanding not in excess of $1,000,000, reduced by the amount of Debt permitted by clause (viii) above, PROVIDED that no portion thereof is secured;

          (xi) Debt associated with the purchase of Warrants or Capital Stock from the Purchasers or their transferees; and

          (xii) Obligations under the Asset Purchase Agreement in existence on the Closing Date.

          Notwithstanding the foregoing provisions of this paragraph 7E, the Company will not create, assume or incur, or become or at any time be liable in respect of, any Debt (other than Senior Debt) for money borrowed, advances made or goods purchased, if the lender of such money or the Person making such advances or the vendor of such goods (or any Person who guarantees or becomes surety for all or any part of such Debt or acquires any right or incurs any obligation to become, either immediately or upon the occurrence of some future contingency, the owner of all or any part thereof) shall have any right, by reason of any statute or otherwise, to have any claim in respect of such Debt first satisfied out of the general assets of the Company in priority to the claims of its general creditors, except as permitted in paragraph 7D.

          7C. RESTRICTIONS ON SALES, MERGERS AND CONSOLIDATIONS. The Company will not, and will not permit any Subsidiary to: (i) lease its properties (or any of its divisions or businesses) substantially as an entirety to any Person; (ii) consolidate or merge with any other Person;
(iii) liquidate, wind up or dissolve (or suffer any liquidation or dissolution); nor (iv) convey, sell, transfer, or otherwise dispose of, in any one transaction or series of transactions over a period of twelve months or less, any Substantial Part of the assets of the Company; PROVIDED, HOWEVER, that the Company may consolidate or merge with another Person so long as (A) the Company is the surviving entity in any merger or consolidation, (B) the Company is in compliance with all of its covenants and agreements in this Agreement after giving effect to such merger or consolidation, and (C) such merger or consolidation is for cash or cash equivalents which do not exceed $500,000 for any such merger or consolidation. Notwithstanding anything in subsection (C) hereof, the aggregate expenditures under such subsection will not exceed $2,000,000 in any one year.

          7D. RESTRICTIONS ON LIENS. Except as hereinafter in this paragraph 7D expressly provided, the Company will not, and will not permit any Subsidiary to create, assume, incur or suffer to be created, assumed or incurred or to exist any Lien in respect of any property of any character of the Company, whether owned on the date hereof or hereafter acquired; excluding, however, from the operation of this paragraph:

          (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not at the time required by paragraph 6F;

          (ii) Statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or for sums being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor;

          (iii) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds (including performance bonds relating to equipment purchase contracts) and other similar obligations;

          (iv) Any attachment or judgment Lien, unless the judgment it secures shall not, within 75 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 75 days after the expiration of any such stay;

          (v) Easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of the Company;

          (vi) Liens arising from (i) the giving simultaneously with or within one hundred eighty (180) days after the latest to occur of the acquisition, completion of construction or placement in service of tangible personal property, of any purchase money Lien (including vendor's rights under an agreement whereby title is retained for the purpose of securing the purchase price thereof including Capitalized Lease Obligations) on tangible personal property hereafter acquired or constructed and not heretofore owned by the Company or any Subsidiary,
     (ii) the acquiring hereafter of tangible personal property not heretofore owned by the Company subject to any then existing Lien (whether or not assumed); PROVIDED, HOWEVER, that in each case (x) such Lien is limited to such acquired or constructed tangible personal property, and (y) the principal amount of the Debt secured by each such Lien, together (without duplication) with the principal amount of all other Debt secured by Liens on such property, shall not exceed the cost (which shall be deemed to include the amount of Debt secured by

     Liens, including existing Liens, on such property) of such property to the Company or such Subsidiary; and PROVIDED, FURTHER, that the aggregate amount of Debt incurred in any fiscal year that is secured by all such Liens shall not exceed $1,000,000 in the aggregate;

          (vii) Liens securing Senior Debt;

         (viii) Liens existing on the Closing Date and described on
     SCHEDULE 7D to this Agreement, and replacements and substitutions of such items arising in the ordinary course of business of the Company;

          (ix) Liens on equipment furnished pursuant to the IFA Lease as security for the obligations of the Company under such lease;

          (x) Liens on miscellaneous office furniture and equipment incurred in connection with the lease thereof; PROVIDED that the aggregate amount of obligations secured by such Liens does not exceed $100,000 at any one time; and

          (xi) Liens, if any, which may arise as a result of the noncompliance by the Company and FBS, in accordance with the Asset Purchase Agreement, with state laws relating to the transfer in bulk of assets, such as bulk sales act laws and similar statutory and common law provisions ("BULK SALES LAWS").

          The Company will not sign or file in any state or other jurisdiction a financing statement under the Uniform Commercial Code which names the Company as debtor, or sign any security agreement authorizing any secured party thereunder to file, any such financing statement, if the financing statement would perfect or protect a security interest which the Company is not entitled to create, assume or incur or permit to exist under the foregoing provisions of this paragraph.

          7E. RESTRICTIONS ON DIVIDENDS. The Company will not pay any dividends, in cash or otherwise, or make any distributions, to its shareholders, or purchase, redeem or otherwise acquire any of its outstanding Capital Stock, or set apart assets for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any shares of its Capital Stock; PROVIDED, HOWEVER, that the Company may, so long as at the time of and after giving effect thereof no Default or Event of Default has occurred and is continuing:
(i) repurchase shares of its Common Stock issued or to be issued by the Company upon exercise of stock options granted to employees and directors of the Company pursuant to the terms of plans adopted by the Board of Directors of the Company; (ii) repurchase shares of its Common Stock pursuant to the Buy and Sell Agreement; and (iii) pay cash in lieu of fractional shares of its Common Stock on exercise of outstanding warrants to purchase its Common Stock, pursuant to the terms of such warrants.

          7F. RESTRICTIONS ON TRANSACTIONS WITH CERTAIN PARTIES. The Company will not, and will not permit any Subsidiary to, make any loans or advances to any of its officers, directors, shareholders or Affiliates, other than: (i) expense advances made by the Company or such Subsidiary to its officers and employees in the ordinary course of business; (ii) long-term loans to its officers and directors in an aggregate principal amount outstanding at any time not to exceed $600,000, for the purchase of the Company's Common Stock upon Closing; and (iii) other loans and advances to officers of the Company or such Subsidiary in an aggregate principal amount outstanding at any time not to exceed $10,000 and with terms not to exceed 90 days. The Company will not, and will not permit any Subsidiary to, engage in any transactions with Affiliates other than in the ordinary course of business and on terms no less favorable to the Company or such Subsidiary than those obtainable from unaffiliated third parties. The Purchasers acknowledge and consent to the arrangements expressly contemplated hereunder, including the agreements described in paragraph 4A(xvi), and the arrangements among the Company, Zondervan and HarperCollins described in the Asset Purchase Agreement.

          7G.  RESTRICTIONS ON INVESTMENTS AND CAPITAL EXPENDITURES.

          7G (a) RESTRICTIONS ON INVESTMENTS. Other than as permitted pursuant to paragraphs 6M, 7C and 7G(b) hereof, the Company will not purchase, acquire or agree to purchase or acquire or invest in (by capital contribution or otherwise) the business, or any debt or equity securities of, any other Person, PROVIDED, HOWEVER, that the Company may invest its excess cash in:

          (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency thereof having maturities of not more than one year from the date of acquisition;

          (ii) certificates of deposit or eurodollar certificates of deposit, having maturities of not more than one hundred eighty days from the date of acquisition, or one year from the date of acquisition in the case of certificates of deposit or eurodollar certificates of deposit being used to secure the Company's reimbursement obligations under letters of credit (provided that nothing contained herein shall be construed to permit letters of credit not otherwise permitted under this Agreement);

          (iii) commercial paper of any Person that is not a subsidiary or an Affiliate of the Company, maturing within one hundred eighty days after the date of acquisition;

          (iv) bank loan participations; and

          (v) money market instruments having maturities of not more than one hundred eighty days from the date of acquisition or one year from the date of acquisition in the case of money market instruments being used to secure the Company's reimbursement obligations under letters of credit (provided that nothing contained herein shall be construed to permit letters of credit not otherwise permitted under this Agreement);

in all cases of such credit quality as a prudent business person would invest in. Notwithstanding anything else in this Agreement, the Company will not make an investment in or otherwise acquire an ownership interest in real property.

          7G (b) ADJUSTED CAPITAL EXPENDITURES. The Company will not make capital expenditures (by Capitalized Lease Obligations or otherwise) for acquisitions, construction or improvement of fixed assets, or purchase, lease, open or otherwise acquire or establish any new Store or Similar store, or permit any of its Subsidiaries so to do, unless, after giving effect thereto, the aggregate amount of all such capital expenditures made by the Company and its Subsidiaries during such Fiscal Year (when combined with the aggregate acquisition price for Stores and Similar Stores purchased, leased, opened or otherwise acquired during such Fiscal Year as permitted by this paragraph 7G(b)) would not exceed (x) during the period from the Acquisition Effectiveness Date through the end of Fiscal Year 1995, $4,500,000 and (y) during any Fiscal Year listed in the first column below, an amount equal to the sum of (1) the amount set forth opposite such Fiscal Year in the second column below, plus (2) the Unused Amount:

                    FISCAL YEAR                   AMOUNT
                    -----------                   ------
                    1996                          $6,000,000
                    1997                          $7,500,000
                    1998                          $8,000,000
                    1999                          $9,000,000
                    2000                          $9,000,000
                    2001                          $9,000,000
                    2002                          $9,000,000
                    2003                          $9,000,000;

PROVIDED THAT for purposes of this paragraph 7G(b):

          (i) an amount equal to the present value of any Operating Lease Obligations (other than Store Leases) entered into by Borrower or a

     Subsidiary on or after the Acquisition Effectiveness Date shall be deemed to be an Adjusted Capital Expenditure during the Fiscal Year in which said Operating Lease Obligations were entered into;

          (ii) with respect to any Store Lease entered into by the Company or a Subsidiary on or after the Acquisition Effectiveness Date (other than renewal leases and Substitute Leases), an amount equal to (x) the monthly rent payable under such lease multiplied by (y) 12, shall be deemed to be an Adjusted Capital Expenditure during the Fiscal Year in which said Store Lease was signed by any such member of the Consolidated Group;

          (iii) expenditures of the Net Proceeds from any sale, transfer or disposition of Stores permitted by paragraph 7I(e) hereof, which are used within six months following such sale, transfer or disposition to purchase Similar Stores, shall not, to the extent of any such proceeds so used, be considered an Adjusted Capital Expenditure; and

          (iv) in computing the Adjusted Capital Expenditure with respect to any acquisition of a Similar Store, the cost of such Similar Store, including, without limitation the inventory and receivables (if any) purchased, shall be included.

As used in this paragraph 7G(b), "UNUSED AMOUNT" shall mean, as to each Fiscal Year, the amount (but not any amount in excess of $1,000,000), if any, by which the aggregate amount of Adjusted Capital Expenditures permitted to be made during the immediately preceding Fiscal Year exceeded the aggregate amount of Adjusted Capital Expenditures made during such immediately preceding Fiscal Year.

          7H. RESTRICTIONS ON SALE AND LEASE-BACK TRANSACTIONS. The Company will not sell or transfer any of its properties to anyone with the intention of taking back a lease of the same property or leasing other property for substantially the same use as the property being sold or transferred, except where the aggregate outstanding unpaid amounts with respect to all such arrangements does not exceed $500,000 at any one time, and PROVIDED, FURTHER, that subject to paragraph 7A hereof, the Company may continue and extend its existing leasing arrangements and may lease, under operating leases, fixtures, equipment and real estate in the ordinary course of business of the Company.

          7I. RESTRICTIONS ON SALES OF ASSETS. The Company will not sell, transfer or dispose of any property except as permitted under paragraph 7C and except for (a) Inventory sold in the ordinary course of business, (b) sales of obsolete Inventory, (c) sales permitted pursuant to paragraph 7H above, (d) sales of obsolete equipment having a book value at the time of sale of not more than $50,000 in the aggregate in any fiscal year, and

(e) the sale of up to five Stores in a single transaction, and up to 10 Stores during a twelve month period, together with the associated inventory, fixtures, and leases; PROVIDED, that in each such case, such assets are sold for a price in cash at least equal to their fair market value (as determined in good faith by the Company's Board of Directors).

          7J. RESTRICTIONS ON SUBSIDIARIES. The Company will not, without the written consent of the Purchasers, organize, or transfer any assets to, any Subsidiaries, PROVIDED that, if any Subsidiaries are organized, or assets transferred, in compliance with this paragraph 7J, the Company will not permit such Subsidiaries to enter into any transaction or agreement which would violate any of the provisions of this paragraph 7 if such provisions were applicable to such Subsidiary.

          7K. CHANGE IN BUSINESS. The Company will not cause or effect a Change in Business.

          7L. PAYMENT OF NOTES. The Company will not enter into, become a party to or otherwise become subject to any instrument evidencing or governing the terms of any Debt or other contract or agreement or any amendments or modifications of the foregoing, the provisions of which restrict or limit the Company's ability or obligation to make payments on the Notes and under this Agreement, except for the Loan Agreement.

          7M. NO DEBT SENIOR TO OR PARI PASSU WITH NOTES. Except as permitted by paragraphs 7B and 7D hereof, the Company will not create, assume or incur, or become at any time liable in respect of, any Debt, other than the Bank Debt, which is or purports to be senior in any respect to, or pari passu with, the Debt represented by the Notes.

          7N. NO AMENDMENT OF CHARTER OR BY-LAWS. The Company will not permit any amendment of or modification to its Articles of Incorporation or By-Laws which amendment or modification would alter or impair the rights of any holder of the Notes or the Warrants.

          7O. COMPLIANCE WITH ERISA. The Company will not, and will not permit any of its ERISA Affiliates to:

          (i) engage in any transaction that will subject the Company or any of its Subsidiaries to either a material civil penalty assessed pursuant to section 502 (i) or (1) of ERISA or a material tax imposed by section 4975 of the Code;

          (ii) terminate or partially terminate any Plan, or withdraw or partially withdraw from a Multiemployer Plan, in a manner, or take any other action, which in any case may reasonably be expected to result in any material liability of the Company or any of its ERISA
     Affiliates to the PBGC;

          (iii) fail to make full payment when due of all amounts which, under the provisions of any Plan, the Company or any of its ERISA Affiliates is required to pay as contributions thereto under section 302 of ERISA and section 412 of the Code, or permit to exist any accumulated funding deficiency, whether or not waived, with respect to any such Plan;

           (iv) fail to make full payment when due of all amounts which, under the provisions of any Multiemployer Plan or collective bargaining agreement, the Company or any of its ERISA Affiliates is required to pay as contributions thereto. The Company agrees (x) upon the request of any Purchaser to obtain a current statement of withdrawal liability from each Multiemployer Plan to which the Company or any of its ERISA Affiliates contributes or to which the Company or any of ERISA Affiliates has an obligation to contribute and (y) transmit a copy of such statement to each Purchaser, so long as such Purchaser or such Purchaser's nominee shall be the holder of any Notes, within 15 days after the Company receives the same;

          (v) amend or permit an ERISA Affiliate to amend a Plan resulting in an increase in current liability for the plan year such that either the Company or an ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code; or

          (vi) amend or permit an ERISA Affiliate to amend a Welfare Plan resulting in an increase in current liability in an amount that is material to the Company or such ERISA Affiliate for the plan year.

          7P. FOREIGN INVESTMENT IN REAL PROPERTY TAX ACT. The Company will not become a "United States real property holding corporation," as defined in section 897 of the Code and in applicable regulations thereunder.

          7Q. ISSUANCE OF ADDITIONAL CAPITAL STOCK. The Company covenants that, without the prior written consent of the Purchasers, except as contemplated by this Agreement, neither it nor any of its Subsidiaries will issue any shares of its capital stock or securities convertible into or exchangeable for, or warrants, options or other rights to acquire, shares of its or their capital stock, including, without limitation, any preemptive rights or similar rights to subscribe for shares of capital stock of the Company, other than the Common Stock to be issued upon the exercise of the Warrants, and such rights described in Schedule 9C hereto.

          8.   EVENTS OF DEFAULT.

          8A. DEFAULT; ACCELERATION. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

          (i) the Company defaults in the payment of any principal or premium on any Note at its maturity or when otherwise due or in the payment of any purchase or redemption obligation or in the payment of interest on any Note when the same shall become due, either by the terms thereof or otherwise as herein provided and, in the case of interest, such default shall continue for five days after the same shall have become due; or

          (ii) the Company or any of its Subsidiaries fails to perform or observe any of its obligations under paragraph ___ hereof; or

          (iii) the Company or any of its Subsidiaries defaults in any payment of principal of or interest on any Debt (excluding trade payables) in excess of $500,000 for more than 60 days beyond any period of grace provided with respect thereto and the effect of such failure is to cause such Debt to become due prior to any stated maturity; or

          (iv) any representation or warranty made in writing by or on behalf of the Company in this Agreement or in any writing furnished in connection with or pursuant to this Agreement or in connection with the transactions contemplated by this Agreement shall be false in any material respect on the date as of which made; or

          (v) the Company fails to perform or observe any agreement contained in clause (ix) of paragraph 6A, in paragraphs 6C, 6G, 6H, 6J, 6K or 6L, which failure continues for 30 days following notice of the failure from the Purchasers to the Company; or

          (vi) the Company fails to perform or observe any material agreement contained in the Registration Rights Agreement, the Warrants, the Advisory Agreement or the Shareholders" Agreement, which failure continues for 30 days following notice of the failure from the Purchasers to the Company; or

          (vii) the Company fails to perform or observe any other agreement, term or condition contained in this Agreement, and such failure shall not have been remedied within 30 days after such failure shall first have become known to any Responsible Officer of the Company or written notice thereof shall have been received by the Company; or

          (viii) the Company or any Subsidiary (except for a Subsidiary which is not material) makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

          (ix) any order or decree for relief in respect of the Company or any Subsidiary (except for a Subsidiary which is not material) is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "BANKRUPTCY LAW"), of any jurisdiction; or

          (x) the Company or any of its Subsidiaries (except for a Subsidiary which is not material) petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any of such Subsidiaries, or of any Substantial Part of the assets of the Company or any of such Subsidiaries, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any of such Subsidiaries under the Bankruptcy Law of any other jurisdiction; or

          (xi) any petition or application described in clause (x) above is filed, or any such proceedings are commenced, against the Company or any of its Subsidiaries (except for a Subsidiary which is not material) and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (xii) any order, judgment or decree is entered in any proceedings against the Company or any of its Subsidiaries (except for a Subsidiary which is not material) decreeing the dissolution of the Company or such Subsidiary and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (xiii) any order, judgment or decree is entered in any proceedings against the Company or any of its Subsidiaries (except for a Subsidiary which is not material) decreeing a split-up of the Company or such Subsidiary which requires the divestiture of a Substantial Part, or the divestiture of the stock of such Subsidiary of the Company the assets of which constitute a Substantial Part, of the assets of the Company and its Subsidiaries and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (xiv) a final judgment (not fully covered by insurance and reasonable deductibles thereunder) in an amount in excess of $500,000 is rendered against the Company or any of its Subsidiaries and, within 10 Business Days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 10 days after the expiration of any such stay, such judgment is not discharged;

then (a) if such event is an Event of Default specified in clause (ix), (x) or (xi) of this paragraph 8A, all of the Notes at the time outstanding shall automatically become due and payable at par, together with interest accrued thereon; (b) if such event is any other Event of Default, the Purchasers may, at their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon, in each of the cases referred to in clauses (a) and (b) above, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; and (c) in addition to the remedies of the Purchasers in clause (b) above, if such event is an Event of Default specified in clause (i) of this paragraph 8A, and, in the case of a default in the payment of any principal or premium on any Note, such default shall continue for more than five days after such payment shall have become due, the Company shall promptly deliver to the Purchasers Penalty Warrants in accordance with the provisions of paragraph 13C hereof.

          8B. RESCISSION OF ACCELERATION. At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 8A, the holders of a majority of the Notes may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, the principal of and premium, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and premium at the rate specified in the Notes, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 14C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

          8C. OTHER REMEDIES. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

          9. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants to the Purchasers as follows:

          9A. ORGANIZATION; CORPORATE AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own and operate its properties and to carry on its business. The Company has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement and to issue and sell the Securities (and to issue shares of Common Stock upon the exercise of the Warrants) as contemplated hereby. The Company is duly qualified and in good standing as a foreign corporation duly authorized to do business in each jurisdiction where it is or will be on the Closing Date required so to qualify, except where the failure so to qualify would not have a material adverse effect on the business, condition (financial or other), prospects, assets or properties of the Company. The Company has no Subsidiaries or any other equity investments in any other entity.

          9B. BUSINESS; FINANCIAL STATEMENTS. The Company has furnished the Purchasers with the following unaudited financial statements: (i) the divisional income statements and balance sheets of FBS for each of the fiscal years ended June 30, 1994 and June 30, 1993 and (ii) the interim income and cash flow statements and balance sheet for FBS for the period ended September 30, 1993 and September 30, 1994 (the "FINANCIAL STATEMENTS") . The Financial Statements (i) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis (except as described in EXHIBIT F to the Asset Purchase Agreement) and disclose all liabilities, direct and contingent, required to be shown in accordance with such principles and (ii) given that they are divisional statements, present fairly the financial position of FBS at the dates indicated and results of operations for the periods indicated. The Financial Statements did not, as of their respective dates, and this Agreement does not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein and herein, in light of the circumstances under which they were made, not misleading. There is no fact (other than facts related to general economic conditions) peculiar to the Company or FBS which materially adversely affects or in the future would reasonably be expected to (so far as the Company can now foresee) materially adversely affect the business, prospects, condition (financial or otherwise) or operations of the Company or FBS which has not been set forth or reflected in this Agreement.
Neither the Company nor FBS has sustained since June 30, 1993 any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which is material to the Company or FBS, as the case may be; and, since June 30, 1993, there has not been any material adverse change, or any development which the Company has reasonable cause to believe (so far as the Company can now foresee) will involve a prospective material adverse change, in or effecting the business, condition (financial or other), assets, properties, operations or prospects of the Company or FBS.

          9C. CAPITAL STOCK AND RELATED MATTERS. As of the Closing (or other indicated date) and after giving effect to the transactions contemplated hereby (i) the authorized Capital Stock of the Company will consist of (a) 60,000 shares of Common Stock, par value $1.00 per share, of which 30,000 shares will be issued and outstanding at November 14, 1994, no shares will be held by the Company as treasury stock, no shares will be reserved for issuance upon the exercise of currently outstanding stock options, no shares will be reserved for issuance upon the exercise of authorized stock options that have not been granted, and 11,667 shares will be reserved for issuance upon the exercise of outstanding Warrants to purchase Common Stock, (ii) no shares of Common Stock will be owned or held by or for the account of the Company, (iii) the Company will not have outstanding any stock or securities convertible into or exchangeable for any shares of Capital Stock, any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or other) of, or any calls, commitments or claims of any other character relating to the issuance of, any Capital Stock or any stock or securities convertible into or exchangeable for any Capital Stock (other than (x) stock options or stock appreciation rights issued pursuant to the Performance Plan described in SCHEDULE 9C hereto, (y) the Warrants and (z) subscription rights with respect to any shares not purchased on the Closing Date as a part of the Company's initial equity offering of up to a maximum of $6,300,000, including the Common Stock sold on the Closing Date as described in paragraph 4A(xviii)) and (iv) the Company will not be subject to any obligation (contingent or other) to repurchase, otherwise acquire or retire any shares of Capital Stock. The Company has not granted or agreed to grant any rights relating to the registration of its securities under applicable federal and state securities laws, including piggyback rights, except as provided in the Registration Rights Agreement.

          9D. LITIGATION. Except as set forth in SCHEDULE 9D, there are no claims, actions, suits, proceedings, labor disputes or investigations in process by or against the Company or, to the best knowledge of the Company, threatened either by a written communication directed to the Company or by an oral communication directed to the Company by a stockholder of the Company, before any federal or state court, arbitrator or governmental authority by or against the Company which, if adversely determined, may reasonably be expected to result in any material adverse change in the business, condition (financial or otherwise), assets, properties, operations or prospects of the Company or in any liability on the part of the Company which would be material to the Company or which, to the best knowledge of the Company, includes a claim against or involving the Company in excess of $500,000 or which questions the validity or legality of or seeks damages in connection with this Agreement or any of the transactions contemplated hereby or any action taken or to be taken pursuant to this Agreement or any of the transactions contemplated hereby. There are no outstanding judgments, decrees or orders of any court or governmental authority against the Company which may reasonably be expected to result in any material adverse change in the business, condition (financial or other), assets, properties, operations or prospects of the Company or in any liability on the part of the Company which would be material to the Company.

          9E. OUTSTANDING DEBT. The Company does not have any outstanding secured or unsecured Debt or commitments for any Debt except the Bank Debt and Debt permitted pursuant to paragraph 7B, and there exists no default by the Company under the provisions of any instrument evidencing such Debt or of any agreement relating thereto.

          9F. TITLE TO PROPERTIES. The Company has good and marketable title to all of its respective properties and assets, free and clear of all Liens except Liens permitted by paragraph 7D. The Company enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the operation of its properties and businesses, and none of such leases contain any unusual or burdensome provisions which can be reasonably expected to materially affect or impair the operation of such properties and businesses. Except to perfect and protect security interests of the character permitted by paragraph 7D, at the time of the Closing (i) no effective financing statement under the Uniform Commercial Code which names the Company as debtor or lessee will be on file in any jurisdiction and (ii) the Company will not have signed any effective financing statement or any effective security agreement authorizing any secured party thereunder to file any such financing statement.

          9G. TAXES. The Company has filed all tax returns required by law to be filed by it (or obtained valid extensions thereof), and all taxes, assessments and other governmental charges levied upon the Company or any of its properties, assets, income or franchises which are due and payable, other than those presently payable without penalty or interest, have been paid. There are no tax liens upon any assets of the Company.

          9H. CONFLICTING AGREEMENTS AND OTHER MATTERS. The Company is not a party to any contract or agreement or subject to any restriction which materially and adversely affects its business, condition (financial or otherwise), prospects, assets or properties. Neither the execution or delivery of this Agreement or the Securities or any of the related documents nor the offering, issuance and sale of the Securities, nor fulfillment of or any compliance with the terms and provisions hereof and thereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company pursuant to, the charter or By-Laws of the Company, any award of any arbitrator or any material agreement, instrument, order, judgment, decree, statute, law, rule or regulation to which the Company, or any of its respective property or assets is subject, except (i) the Company will not be obtaining comments to the assignment of all leases and agreements associated with FBS, as is described in Sections 4.11, 4.14 and 5.1(f) of the Asset Purchase Agreement and (ii) the Company and Zondervan will be waiving compliance with Bulk Sales Laws. The Company is not a party to or otherwise subject to any contract or agreement which limits the amounts of, or otherwise imposes restrictions on the incurring of, Debt of the type to be evidenced by the Notes or which contains dividend or redemption limitations on any Capital Stock of the Company, except for this Agreement and the Loan Agreement.

          9I. PATENTS, ETC. All patents, trademarks, service-marks, trade names, permits, licenses, franchises or other rights (collectively, "INTANGIBLE RIGHTS") owned or held by the Company that are material to the business of the Company are described on SCHEDULE 9I hereto. Except as described on Schedule 9I hereto, all such Intangible Rights are free and clear of any Lien. Nothing has come to the attention of the Company to the effect that (i) any activity in operating the business of the Company as presently conducted by the Company or as proposed to be conducted by the Company may infringe any patent, trademark, service-mark, trade name, copyright, permit, license, franchise or other right owned by any other Person, (ii) there is pending or threatened any claim or litigation against or affecting the Company contesting its right to carry on such activities or (iii) there is, or there is pending or proposed, any statute, law, rule, regulation, standard or code which would prevent or inhibit, or substantially reduce the projected revenues of, or otherwise adversely affect the business, condition (financial or otherwise) or operations of, the Company.

          9J. OFFERING OF SECURITIES. The Company, has not, directly or indirectly, offered any of the Securities or any similar security of the Company, including, without limitation, Common Stock, for sale to, or solicited any offers to buy any of the Securities or any such security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person or Persons other than the Purchasers and such number and type of other investors as is permitted under the Securities Act. Neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of any of the Securities to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

          9K. BROKER'S OR FINDER'S COMMISSIONS. No broker's or finder's fee or commission will be payable by the Company with respect to the issuance and sale of the Securities or the transactions contemplated hereby.

          9L. COMPLIANCE WITH LAW. (a) The Company has not received notice of, or citation or summons for, and no complaint has been filed, no penalty has been assessed and no investigation or review is in process or, to the best knowledge of the Company, threatened by any governmental authority with respect to, any violation or alleged violation of any law, regulation, order or other legal requirement, or failure by the Company to have any permit, certificate, license, approval, registration or authorization required in connection with the operation of its business, other than where such violation or failure would not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, properties, operations or prospects of the Company.
The Company is not in default with respect to any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, applicable to or in connection with its business or any of its assets, properties or operations, other than defaults the consequences of which would not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, properties, operations or prospects of the Company.

          (b) With respect to the operation of its business, the Company possesses and is in compliance with all permits, certificates, licenses, approvals, registrations and authorizations required under all applicable laws, rules and regulations, all of which are in full force and effect, and the business has been conducted and is now being conducted in compliance with all applicable laws, rules, regulations, judgments and orders of the United States and states, counties, municipalities and agencies thereof, including, without limitation, laws, rules and regulations relating to pollution and environmental control, equal employment opportunity, health and safety and zoning, except with respect to Bulk Sales Laws, and except for such noncompliance which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, condition (financial or other), assets, properties, operations or prospects of the Company.

          9M. INVESTMENT COMPANY ACT. The Company is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          9N. PUBLIC UTILITY HOLDING COMPANY ACT. The Company is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

          9O. GOVERNMENTAL CONSENTS, ETC. No consent, approval, authorization, exemption or other action by, or notice to or filing with, any court or administrative or governmental body which has not been obtained, taken or made is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or thereby or fulfillment of or compliance with the terms and provisions hereof.

          9P. COMPLIANCE WITH ERISA. (a) PROHIBITED TRANSACTIONS. Neither the Company nor any ERISA Affiliate has engaged in a transaction in connection with which the Company could be subject to a material liability for either a civil penalty assessed pursuant to section 502 (i) or (1) of ERISA or a tax imposed by section 4975 of the Code.

          (b) PLAN TERMINATION; MATERIAL LIABILITIES. There has been no termination or partial termination of a Plan or trust, insurance contract or other funding arrangement maintained or created under any Plan that would give rise to a material liability to the PBGC on the part of the Company or an ERISA Affiliate. No material liability to the PBGC has been or is expected to be incurred with respect to any Plan by the Company or an ERISA Affiliate. The PBGC has not instituted proceedings to terminate any Plan with respect to which the Company or an ERISA Affiliate has liabilities. There exists no condition or set of circumstances which presents a material risk of termination or partial termination of any Plan by the PBGC. The Company and each ERISA Affiliate have paid all premiums to the PBGC when due.

          (c) ACCUMULATED FUNDING DEFICIENCY. Full payment has been made of all amounts which are required under the terms of each Plan to have been paid or accrued as contributions to such Plan as of the last day of the most recent fiscal year of such Plan ended on or before the date of this Agreement (except such contributions as have not been made but that can be timely made at a later date without penalty in accordance with sections 412 and 4971 of the Code), and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan. Neither the Company nor an ERISA Affiliate has failed to make a required installment under section 412(m) of the Code.

          (d) RELATIONSHIP OF BENEFITS TO PENSION PLAN ASSETS. The current value of the "benefit liabilities" (as defined in section 4001(a)(16) of ERISA) of each Plan subject to Title IV of ERISA and section 412 of the Code does not exceed the fair market value of the assets of such Plan, except, in the case of Plans established after the date hereof, as permitted by the applicable funding requirements of Section 412 of the Code. Neither the Company nor any ERISA Affiliate is required to provide security to any Plan. No Lien under section 412(n) of the Code or sections 312(f) or 4068 of ERISA has been or is reasonably expected by the Company to be imposed on the assets of the Company or any ERISA Affiliate.

          (e) COMPLIANCE WITH ERISA. All Plans which are intended to be "qualified" are "qualified" under section 401(a) of the Code. All Plans and Welfare Plans contributed to or maintained by the Company or an ERISA Affiliate have been administered substantially in compliance with ERISA and the applicable provisions of the Code. There are no pending issues before the Internal Revenue Service or any court of competent jurisdiction related to the qualification, or payment of benefits under, any Plan or Welfare Plan.

          (f) EXECUTION OF AGREEMENTS; PURCHASE AND SALE OF SECURITIES, ETC. The execution and delivery of this Agreement the issue and sale of the Securities and the consummation of transactions contemplated by this Agreement will not involve any transaction which is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of the Purchaser's representations in paragraph 11 as to the source of funds used to pay the purchase price of the Securities.

          9Q. MATERIAL AGREEMENTS. The agreements, contracts and other documents listed in SCHEDULE 9O hereto (collectively, "CONTRACTS") comprise all of the material agreements, contracts and other arrangements to which the Company is a party (including, without limitation, contracts or other agreements for the employment or compensation of any officer, director, stockholder, consultant or key employee of the Company, joint venture agreements, shareholder agreements or similar arrangements).

          9R. ENVIRONMENTAL MATTERS. (a) To the best knowledge of the senior executives of the Company, none of the real property owned or leased by the Company (the "REAL PROPERTY") contains or, to the best knowledge of the Company, has previously contained any hazardous or toxic wastes or substances or underground storage tanks, where the consequences of the same would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, properties, operations, or prospects of the Company.

          (b) To the best knowledge of the senior executives of the Company, after having made due inquiry, the Real Property is in compliance with all applicable federal, state and local environmental standards and requirements affecting such Real Property except to the extent that noncompliance would not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, properties, operations, or prospects of the Company and, to the best of such senior executives' knowledge after having made due inquiry, there are no environmental conditions which are reasonably likely to interfere with the continued use of the Real Property.

          (c) The Company has not received any notice of violation or advisory action against the Company by any regulatory agency regarding environmental laws or regulations or permit regulations.

          (d) The Company has not transferred hazardous waste from any of the Real Property to any other location which is not in compliance with all applicable environmental laws and regulations and permit regulations.

          (e) With respect to the Real Property, there are no proceedings, governmental administrative actions or judicial proceedings pending or, to the best knowledge of the Company, threatened under any federal, state, or local law regulating the discharge of hazardous or toxic materials or substances into the environment, to which the Company is named as a party.

          9S. FOREIGN INVESTMENT IN REAL PROPERTY TAX ACT. The Company is not a "United States real property holding corporation," as defined in section 897 of the Code and in applicable regulations thereunder.

          9T. LEASES. SCHEDULE 9T sets forth a list of all real and personal properties in which the Company has a leasehold interest and which are used in connection with its business (each, a "LEASE," and collectively, the "LEASES"), including, without limitation, all leases of equipment, machinery, furniture, vehicles and tangible personal property and all leases under which the Company is a lessee of private and public warehouses. No party to any Lease has given the Company written notice of or made a claim with respect to any breach or default under any such Lease the consequences of which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, condition (financial or other), assets, properties, operations or prospects of the Company. Except as described in paragraph 9H, each of the Leases is valid, binding and enforceable against the Company, and, to the best of the Company's knowledge, the other parties thereto, in accordance with its terms and is in full force and effect. Except as described in paragraph 9H, the Company, and, to the best of the Company's knowledge, each of the other parties thereto, has performed all material obligations required to be performed by it to date under, and is not in default in respect of, any of the Leases and, to the best of the Company's knowledge, no event exists which, with notice or lapse of time, or both, would constitute such a default, other than where failure to perform such obligations or such default would not reasonably be expected to have a material adverse effect on the business, condition (financial or other), assets, properties, operations or prospects of the Company.

          9U. INVENTORY. The Inventory is merchantable and is saleable in the ordinary course of business and is carried on the Company's books and records at values, after giving effect to normal reserves consistent with the Company's past practice, which conform to generally accepted accounting principles. The Company has good title, free and clear of all Liens, except for Liens permitted under paragraph 7D, to the Inventory owned by it on the Closing Date.

          9V. EMPLOYEE MATTERS. Except as set forth in SCHEDULE 9V, (a) there are no open National Labor Relations Board claims, petitions, proceedings, charges, complaints or notices with respect to the Company,
(b) the Company has no labor negotiations in process with any labor union or other labor organization, (c) no labor disputes, including, but not limited to, strikes, slowdowns, picketing or work stoppages or other labor difficulty exist or to the best of the Company's knowledge are threatened, with respect to any employees of the Company, (d) no grievance or arbitration proceeding arising out of or under any collective bargaining agreement relating to the employees of the Company is in process, and to the best knowledge of the Company, no claim thereunder exists, (e) the Company is not experiencing any labor disputes, including but not limited to strikes, slowdowns, picketing or work stoppages with respect to the employees of the Company and (f) no "plant closing" or "mass layoff" has been effectuated by the Company (in each case as defined in the Worker Adjustment and Retraining Notification Act (29 U.S.C. (Section) 2101, ET SEQ.), as amended). To the best knowledge of the Company, there are no efforts in process by unions to organize any employees of the Company who are not now represented by recognized collective bargaining agents.

          9W. PRODUCTS LIABILITY. Except for lawsuits, claims (asserted or unasserted), damages and expenses adequately covered by the Company's insurance, there are no (i) liabilities of the Company, fixed or contingent, asserted or, to the best knowledge of the Company, unasserted, with respect to any product liability or any similar claim that relates to any product sold by the Company to others prior to the Closing Date, or
(ii) liabilities of the Company, fixed or contingent, asserted or, to the best knowledge of the Company, unasserted, with respect to any claim for the breach of any express or implied product warranty or any other similar claim with respect to any product sold by the Company to others prior to the Closing Date, other than standard warranty obligations (to replace, repair or refund) made by the Company in the ordinary course of the conduct of its business to purchasers of its products, and except, in each case, where such liabilities do not or would not reasonably be expected to have a material adverse effect on the business, condition (financial or other), assets, properties, operations or prospects of the Company.

          10. REPRESENTATIONS OF THE PURCHASERS. Each of the Purchasers represents, and in making this sale to the Purchasers it is specifically understood and agreed, that (i) it is purchasing the Securities for its own account, for investment purposes and not with a view to or for sale in connection with any distribution thereof in violation of applicable federal and state securities laws; and (ii) it has received, or has had access to, all information which it considers necessary or advisable to enable it to make a decision concerning its purchase of the Securities, and possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment hereunder. Each of the Purchasers represents that it is an "Accredited Investor" as such term is defined in Regulation D promulgated under the Securities Act. Each of the Purchasers agrees that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any of the Securities (or solicit any offers to buy, purchase, or otherwise acquire or take a pledge of any of the Securities), except in compliance with the Securities Act and any applicable state securities or blue sky laws.

          11. DEFINITIONS. For purposes of this Agreement, the terms defined in paragraphs 1, 2 and 3 shall have the respective meanings specified therein, and the following terms shall have the meanings specified below with respect thereto:

          "ACQUISITION EFFECTIVENESS DATE" shall mean November 1, 1994.

          "ADJUSTED CAPITAL EXPENDITURES" shall mean the sum of (x) capital expenditures (by Capitalized Lease Obligations or otherwise) for acquisitions, construction or improvement of fixed assets, and (y) the aggregate acquisition price for Stores and Similar Stores purchased, leased, opened or otherwise acquired; PROVIDED, that any amount not considered an Adjusted Capital Expenditure pursuant to clause (iii) or (iv) of paragraph 7G(b) shall not be considered an Adjusted Capital Expenditure and amounts deemed to be Adjusted Capital Expenditures by clauses (i) and
(ii) of paragraph 7G(b) shall be considered Adjusted Capital Expenditures.

          "ADVISORY AGREEMENT" shall have the meaning specified in paragraph 4A(v).

          "ADVISORY FEEL" shall have the meaning specified in paragraph 12.

          "AFFILIATE" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person, but shall exclude the Purchasers and any Transferee that might be deemed to be an Affiliate of the Company solely by reason of its ownership of Securities purchased by the Purchasers under this Agreement or securities issued in exchange for any such Securities, or by reason of its benefitting from any agreements or covenants of the Company contained in this Agreement. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

          "ANDERSEN AGREEMENT" shall mean the Base Software License Agreement dated May 9, 1994 between Zondervan and Andersen Consulting, as assumed by the Company pursuant to the Asset Purchase Agreement.

          "ASSET PURCHASE AGREEMENT" shall have the meaning specified in paragraph 1.

          "ASSOCIATES" shall have the meaning in the first paragraph hereof.

          "BANKS" shall mean the Banks from time to time party to the Loan Agreement.

          "BANK DEBT" shall mean the Debt of the Company to the Banks (and to the Agent for the Banks) outstanding from time to time under the Loan Agreement.

          "BANKRUPTCY LAW" shall have the meaning specified in clause (ix) of paragraph 8A.

          "BULK SALES LAWS" shall have the meaning specified in clause (x) of paragraph 7D hereof.

          "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

          "BUY AND SELL AGREEMENT" shall have the meaning specified in paragraph 4A(xix).

          "CAPITALIZED LEASE" shall mean any lease if the obligation to make rental payments thereunder constitutes a Capitalized Lease Obligation.

          "CAPITALIZED LEASE OBLIGATIONS" shall mean any rental obligations which, under GAAP, are or will be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

          "CAPITAL STOCK" shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock.

          "CASH INTEREST EXPENSE" shall mean, in respect of any Person for any period, as of any date of calculation, the total interest expense of such Person and its Subsidiaries for such period determined in accordance with GAAP, LESS the amount of such interest expense paid or payable other than in cash.

          "CHANGE IN BUSINESS" with respect to the Company shall mean any change in or addition to the primary business of the Company that has not been approved by the Purchasers such that more than 10% of the Consolidated Net Earnings of the Company are derived from a business other than the retail and direct mail distribution and sale of bibles, books, gifts, music, video, church materials and novelty items of a Christian nature.

          "CHANGE IN CONTROL" with respect to the Company shall mean the occurrence of any of the following events: (a) the sale, lease or other disposition of all or substantially all of the assets of the Company and its Subsidiaries or of a majority of the Common Stock (other than in an Initial Public Offering) or a merger or consolidation of the Company with or into another entity in a transaction in which the shareholders of the Company on the Closing Date (together with the Purchasers and their successors and assigns, and other present or future shareholders of the categories described in paragraph 9C) own less than 50% of the voting securities of the surviving or resulting corporation immediately after such merger or consolidation; or (b) any liquidation, dissolution or winding up of the Company.

          "CLOSING" shall have the meaning specified in paragraph 3.

          "CLOSING DATE" shall have the meaning specified in paragraph 3.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "COMMISSION" shall mean the United States Securities and Exchange Commission or any governmental body or agency succeeding to the functions thereof.

          "COMMON STOCK" shall have the meaning specified in paragraph
1(b).

          "CONSENTS" shall have the meaning specified in paragraph 4F.

          "CONSOLIDATED GROUP" shall mean the Company and its consolidated Subsidiaries (if any). If at the relevant date or for the relevant period of computation the Company has no such Subsidiaries, the term "Consolidated Group" shall refer solely to the Company.

          "CONSOLIDATED NET EARNINGS" means consolidated gross revenues of the Company and its Subsidiaries less all operating and nonoperating expenses of the Company and its Subsidiaries, including all charges of a proper character (including current and deferred taxes on income, provision for taxes on income, provision for taxes on unremitted foreign earnings which are included in gross revenues, and current additions to reserves), all determined in accordance with GAAP applied on a basis consistent with prior years, but not including in gross revenues any gains (net of expenses and taxes applicable thereto) in excess of losses resulting from the sale, conversion or other disposition of capital assets (i.e., assets other than current assets), any gains resulting from the write-up of assets, any gains resulting from an acquisition by the Company or any of its Subsidiaries at a discount of any Debt of the Company or any of its Subsidiaries, any equity of the Company or any of its Subsidiaries in the unremitted earnings of any corporation which is not a Subsidiary of the Company, any earnings of any Person acquired by the Company or any of its Subsidiaries through purchase, merger or consolidation or otherwise for any time prior to the date of acquisition, or any deferred credit representing the excess of equity in any Subsidiary of the Company at the date of acquisition over the cost of the investment in such Subsidiary.

          "CONSULTING AGREEMENT" shall have the meaning specified in paragraph 4P.

          "CONTRACTS" shall have the meaning specified in paragraph 9Q.

          "CURRENT LIABILITIES" shall mean, at any date of determination, the total liabilities of the Company (including tax and other proper accruals) which may properly be classified as current liabilities in accordance with GAAP.

          "DEBT" of any Person shall mean:

          (1) all indebtedness of such Person for borrowed money, including without limitation obligations evidenced by bonds, debentures, notes, or other similar instruments;

          (2) all indebtedness guaranteed in any manner by such Person, or in effect guaranteed by such Person through an agreement to purchase, contingent or otherwise;

          (3) all accounts payable which, to the knowledge of such Person, have remained unpaid for a period of 60 days after the same become due and payable in accordance with their respective terms taking into account (i) any grace period relating to the due date expressly set forth in the applicable invoice will respect to the payment of such accounts payable or (ii) customary industry payment practices in respect of due dates;

          (4) all indebtedness secured by any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in property owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness;

          (5) all indebtedness created or arising under any conditional sale agreement or lease in the nature thereof (including obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as Capitalized Leases) (but excluding operating leases) or other title retention agreement with respect to property acquired by such Person, even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession of such property;

          (6)  all bankers' acceptances and letters of credit; and

          (7) liabilities in respect of unfunded vested benefits under Plans covered by Title IV of ERISA.

          "DEFAULT": see "Event of Default".

          "EBIT" for any Person for any period shall mean the consolidated Net Income of such Person for such period, before interest expense and provision for taxes and without giving effect to any extraordinary gains or losses (or gains or losses from sales of assets, other than sales of inventory in the ordinary course of business), for such period (taken as one accounting period).

          "EBITDA" for any Person for any period shall mean the EBIT of such Person for such period PLUS (to the extent deducted in computing EBIT for such Person for such period) depreciation, amortization and other non-cash items.

          "EIT" shall have the meaning specified in the first paragraph hereof.

          "ELECTRA" shall have the meaning specified in paragraph 3 hereof.

          "EMPLOYMENT AGREEMENT" shall have the meaning specified in paragraph 4A(xi).

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA AFFILIATE" shall mean each trade or business (whether or not incorporated) which together with the Company is treated as a "single employer" under sections (b), (c), (m), (n) or (o) of section 414 of the Code; PROVIDED that in no event shall the Purchasers or any of their Affiliates be deemed to be an ERISA Affiliate for purposes of this Agreement.

          "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 8A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such-events, whether or not any such requirement has been satisfied.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          "FBS" shall have the meaning specified in paragraph 1.

          "FISCAL YEAR" shall mean each July 1-June 30 period. "Fiscal Year" followed by a year means the Fiscal Year with its Fiscal Year-End in such calendar year.

          "FISCAL YEAR-END" shall mean, with respect to any Person, the last day of such Person's Fiscal Year.

          "FIXED CHARGE COVERAGE RATIO" shall mean, for the period in question, in respect of any Person, the ratio for such Person and its Subsidiaries, of (A) an amount equal to the sum (without duplication) of

          (i) the consolidated Net Income of such Person and its Subsidiaries for such period, exclusive of extraordinary gains and losses for such period, PLUS

          (ii) consolidated interest expense for such Person and its Subsidiaries for such period, including the portion of any Capitalized Lease Obligations allocable to such interest expense, PLUS

          (iii) all taxes imposed by any government authority on the income of such Person and its Subsidiaries that have accrued or are otherwise due or payable in respect of such period, PLUS

          (iv) all depreciation and amortization of such Person and its Subsidiaries with respect to such period, to (b) their Fixed Charges for such period.

          "FIXED CHARGES" shall mean, in respect of any Person for any period, as of any date of calculation, an amount equal to the sum (without duplication) of

          (i) all Cash Interest Expenses for such Person and its Subsidiaries during such period (less amounts received by such Person and its Subsidiaries) as interest during such period, PLUS

          (ii) the principal due on the Term Loan portion of the Bank Debt, PLUS

          (iii) the principal due on all other Indebtedness for Borrowed Money of such Person and its Subsidiaries during such period, PLUS

          (iv) all rents and other amounts allocable to principal that accrue or have accrued during such period with respect to Capitalized Lease Obligations of such Person and its Subsidiaries.

          "FOUR-QUARTER PERIOD" shall mean a period of four consecutive calendar quarters, commencing with the four consecutive calendar quarters ending on December 31, 1995.

          "FULLY DILUTED" shall mean, at any point in time, the number of common shares outstanding, increased by all common equivalent shares (stock options, warrants, convertible securities and any other security or instrument having the right to require additional common shares to be issued at any time in the future) at the time outstanding.

          "GAAP" shall mean generally accepted accounting principles (as promulgated by the Financial Accounting Standards Board or any successor entity).

          "GE" shall mean (x) with respect to the GE Credit Facility, General Electric Capital Computer Leasing Group, and (y) with respect to the GE Store Fixtures Lease, General Electric Capital Corporation.

          "GE AGREEMENTS" shall mean, individually and collectively, the GE Credit Facility and the GE Store Fixtures Lease.

          "GE CREDIT FACILITY" shall mean that certain Base Software License Agreement date May 9, 1994 between Zondervan and Andersen
Consulting, as assigned to GE.

          "GE STORE FIXTURES LEASE" shall mean Equipment Schedule 5 to that certain Equipment Lease Agreement dated as of June 3, 1991 between Zondervan and GE.

          "GOODWILL" shall mean, with respect to the balance sheet of a Person as at the date at which the amount thereof shall be determined, the aggregate of all amounts appearing on the asset side of such balance sheet for goodwill, patents, patent rights, trademarks, trade names, copyrights, franchises, treasury stock, organizational expenses, and other similar items, if any, all determined in accordance with GAAP.

          "GUARANTEE" shall mean by any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness for Borrowed Money or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness for Borrowed Money or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness for Borrowed Money or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term "Guarantee" shall not include endorsements for collection or deposits in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "HARPERCOLLINS" shall have the meaning specified in paragraph 1 hereof.

          "HART-SCOTT ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "IFA LEASE" shall mean that certain lease agreement between Zondervan and IFA Incorporated dated June 20, 1994 (as supplemented by supplements 1, 2 and 3 dated September 9, 1994, September 30, 1994 and September 30, 1994, respectively), as assumed by the Company pursuant to the Asset Purchase Agreement, as such lease agreement may from time to time be amended, restated, supplemented or otherwise modified with the consent of the Agent under (and as defined in) the Loan Agreement.

          "INDEBTEDNESS FOR BORROWED MONEY" shall mean (without duplication) (i) all indebtedness of (including, without limitation, all indebtedness assumed by) a Person in respect of money borrowed (including, without limitation, the unpaid amount of the purchase price of any property, incurred for such purpose in lieu of borrowing money or using available funds to pay said amount, and not constituting an account payable or expense accrual incurred or assumed in the ordinary course of business), or evidenced by a promissory note, bond, debenture or other like obligation to pay money, and including indebtedness under banker's acceptances and with respect to letters of credit, and (ii) all obligations of (including, without limitation, all obligations assumed by) a Person (x) constituting a Capitalized Lease Obligation of such Person, or (y) constituting a Guarantee by such Person. Notwithstanding the foregoing, the Zondervan Indemnification shall not be considered Indebtedness for Borrowed Money until such time as a claim is made for monies to be paid under it (and, in such event, the amount of such indebtedness shall equal the aggregate amount of all such claims).

          "INITIAL PUBLIC OFFERING" shall mean the closing of an underwritten public offering for the shares of Common Stock of the Company pursuant to a registration statement under the Securities Act, with proceeds to the Company of $25,000,000 or more, and valuing the total common equity of the Company as follows:

          Prior to December 31, 1996:        $50,000,000;

          From December 31, 1996
          to but not including
          December 31, 1998:                 $70,000,000; and

          From and including
          December 31, 1998:                 $90,000,000.

          "INTANGIBLE RIGHTS" shall have the meaning specified in paragraph
9I.

          "INTEREST COVERAGE RATIO" as to any Person for any period, shall mean (A) the EBITDA of such Person for such period, divided by (B) the amount by which (i) interest on Debt payable during such period, exceeds
(ii) amounts received by such Person as interest during such period.

          "INVENTORY" shall mean goods, merchandise and other personal property, now owned or hereafter acquired by the Company (including returns), which are held for sale or resale to customers.

          "INVESTORS" shall mean the Investors parties to the Shareholders' Agreement.

          "LEASE" shall have the meaning specified in paragraph 9T.

          "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof to the extent it constitutes a Capitalized Lease Obligation, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

          "LOAN AGREEMENT" shall mean the Loan Agreement, dated as of October 31, 1994, among the Company, the Banks parties thereto, and the Bank of Scotland as Agent for the Banks, in the form attached hereto as
EXHIBIT 4A(IX), as amended from time to time, but excluding any such amendment which is the substantial equivalent of a refinancing without the consent of the Purchasers.

          "LONG-TERM DEBT" shall mean all Indebtedness for Borrowed Money, regardless of stated maturity.

          "MULTIEMPLOYER PLAN" shall mean "multiemployer plan" (as such term is defined in section 3(37) of ERISA and section 414(f) of the Code) to which contributions are or have been made by the Company or any of its Subsidiaries.

          "NET INCOME" as to any Person for any period shall mean the consolidated net income of such Person and its Subsidiaries for such period determined in accordance with GAAP.

          "NET PROCEEDS," as applied to the sale, transfer or disposition of assets referred to in paragraph 7I, shall mean all proceeds received by the Company or any Subsidiary in connection with such sale, transfer or disposition after deduction of all fees and expenses paid, or to be paid within the three months following such sale, transfer or disposition, in connection with the transaction (other than to Affiliates).

          "NOTES" shall have the meaning specified in paragraph 1(a).

          "OFFICERS' CERTIFICATE" shall mean a certificate signed in the name of the Company by (i) its Chief Executive Officer, President, one of its Vice Presidents, or such other authorized agent of the Company as shall be designated by the Company's Board of Directors and as shall be reasonably acceptable to the Purchasers and (ii) by its Chief Financial Officer, Treasurer, Controller, or such other authorized agent of the Company as shall be designated by the Company's Board of Directors and as shall be reasonably acceptable to the Purchasers (other than the person signing under clause (i)).

          "OPERATING LEASE OBLIGATIONS" shall mean and include all rental obligations other than Capitalized Lease Obligations.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any corporation or governmental body or agency succeeding to the functions thereof.

          "PENALTY WARRANTS" shall have the meaning specified in paragraph
13C.

          "PERFORMANCE PLAN" shall mean such plan described on Schedule 9C hereto, which plan (and any amendments thereto) shall be subject to the approval of the Purchasers, which approval shall not be unreasonably withheld.

          "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, an estate, a trust, an unincorporated organization and a government or any department or agency thereof.

          "PLAN" shall mean an employee pension benefit plan within the meaning of section 3(2) of ERISA, maintained or contributed to by the Company or an ERISA Affiliate.

          "PREPAYMENT NOTICE" shall have the meaning specified in paragraph
5C.

          "PURCHASE PRICE" shall have the meaning specified in paragraph 5 hereof.

          "PURCHASERS" shall have the meaning specified in the first paragraph hereof.

          "PUT" shall have the meaning specified in paragraph 13B hereof.

          "REAL PROPERTY" shall have the meaning specified in paragraph 9R.

          "REGISTRATION RIGHTS AGREEMENT" shall have the meaning specified in paragraph 4A(iii).

          "RESPONSIBLE OFFICER" shall mean, with respect to the Company, its Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Treasurer, Secretary, and any Executive Vice President.

          "SECURITIES" shall have the meaning specified in paragraph 1.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

          "SENIOR DEBT" shall mean the Bank Debt.

          "SHAREHOLDERS' AGREEMENT" shall have the meaning specified in paragraph 4A(xii).

          "SIMILAR STORE" shall have the meaning specified in clause (viii) of paragraph 7B hereof.

          "STORE LEASE" shall mean a lease by the Company or a Subsidiary for occupancy of a Store.

          "STORES" shall mean the approximately 148 retail stores owned by FBS and being purchased by the Company pursuant to the Asset Purchase Agreement, and any additional stores opened, purchased or otherwise established from time to time by the Company and any of its Subsidiaries.

          "SUBSIDIARY" shall mean, with respect to any Person, any corporation or similar entity, a majority of the Capital Stock or other equity of which, except directors' qualifying shares, shall, at the time as of which any determination is being made, be owned by such Person either directly or through Subsidiaries.

          "SUBSTANTIAL PART" shall mean, as of any date, assets (i) having a net book value equal to or in excess of 20% of the consolidated assets of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) or (ii) which have provided 20% or more of Consolidated Net Earnings in any of the three most recent fiscal years of the Company

          "SUBSTITUTE LEASE" shall mean any Store Lease with respect to a Store which is a new location for a Store which has closed if (x) such new location is in the same or an adjacent neighborhood as the closed Store,
(y) such new location caters to essentially the same people who patronized the closed Store, and (z) the Store opened at such new location no later than 30 days after the closed Store closed.

          "TANGIBLE ASSETS" of a Person shall mean, as at any date at which the amount thereof shall be determined, all the assets of such Person LESS the amount of any write-up in the book value of any assets resulting from the revaluation thereof after the Acquisition Effectiveness Date, or any write-up in excess of the cost of assets acquired (other than a write-up made on the date of such acquisition), LESS Goodwill.

          "TANGIBLE NET WORTH" of a Person shall mean, as at any date at which the amount thereof shall be determined, the amount by which the total shareholders' or partners equity of such Person exceeds the sum of (x) the amount of any write-up in the book value of any assets resulting from the revaluation thereof after the Acquisition Effectiveness Date, or any write-up in excess of the cost of assets acquired (other than a write-up made on the date of such acquisition), and (y) Goodwill.

          "TRANSACTION FEE" shall have the meaning specified in paragraph
3.

          "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Security purchased by the Purchasers under this Agreement.

          "TRIGGERING EVENT" shall mean the occurrence of the event described in clause (i) below together with either of the events described in clause (ii) (a) or (ii) (b) below: (i) the payment in full (including payment of all principal and all accrued and unpaid interest) of all of the Notes and (ii) either (a) an Initial Public Offering or (b) a sale of all or substantially all of the Capital Stock or assets of the Company for cash in an amount equivalent to a common equity valuation for the Company as follows:

          Prior to December 31, 1996:        $50,000,000;

          From December 31, 1996
          to but not including
          December 31, 1998:                 $70,000,000; and

          From and including
          December 31, 1998:                 $90,000,000.

          "UNUSED AMOUNT" shall have the meaning specified in paragraph
7G(b).

          "WARRANTS" shall have the meaning specified in paragraph 1(b) .

          "WELFARE PLAN" shall mean an employee welfare benefit plan within the meaning of section 3 (1) of ERISA, maintained or contributed to by the Company or an ERISA Affiliate.

          "ZONDERVAN"    shall have the meaning specified in paragraph 1.

          "ZONDERVAN INDEMNIFICATION" shall mean the Company's obligations (pursuant to Section 7.2 (c) of the Asset Purchase Agreement as in effect on the Acquisition Effectiveness Date) to indemnify Zondervan and HarperCollins for any payments made by Zondervan or HarperCollins under any Assigned Contract (as defined in the Asset Purchase Agreement as in effect on the Acquisition Effectiveness Date), including any Store Lease (or under the Andersen Agreement or either GE Agreement) for any period after the

Closing Date if, as a condition to the relevant lessor consenting to the assignment of said lease to the Company (or, as to the GE Agreements, the consent of GE) pursuant to the Asset Purchase Agreement, said lessor required either or both of Zondervan and HarperCollins to remain obligated with respect thereto.

          12. ADVISORY FEE. Prior to a Triggering Event, and for so long as the Purchasers hold any Note, any Warrant exchangeable into at least 5% of the issued and outstanding Common Stock on a Fully Diluted basis, or at least 5% of the issued and outstanding Common Stock on a Fully Diluted basis, the Company will pay to Electra in cash an annual fee (the "ADVISORY FEE") in the amount of $100,000, payable in advance in equal quarterly installments, as more fully set forth in the Advisory Agreement. In addition, at the Closing, the Company will pay to Electra a pro rated amount of the Advisory Fee for the quarter ending December 31, 1994.

          13.  WARRANTS.

          13A. SERIES OF WARRANTS AND TRIGGERING EVENT. The Warrants will be issued in several series, which will be identical in all respects except as to the date upon which the Warrants will be issued and the percentage of shares of Common Stock for which such Warrants will be exercisable. At the Closing, the Purchasers will receive Warrants, designated Series A (the "SERIES A WARRANTS"), exercisable into an aggregate of 18% of the issued and outstanding Common Stock on a Fully Diluted basis, excluding shares issued or for which options are issued or to be issued under the Performance Plan. The Series A Warrants will be immediately exercisable and transferable, except as otherwise set forth herein or in the Warrants.

          Additional Warrants, designated as the Series B, Series C and Series D Warrants, and substantially in the form of the Series A Warrants, will be issued promptly by the Company to the Purchasers if no Triggering Event occurs prior to the following corresponding dates:

                                                        PERCENTAGE OF
 IF NO TRIGGERING             SERIES OF WARRANTS       SHARES FOR WHICH
EVENT OCCURS PRIOR TO:              ISSUED               EXERCISABLE
---------------------         ------------------       ----------------
December 31, 1996             Series B                        2%
December 31, 1998             Series C                        4%
December 31, 1999             Series D                        4%

The percentage of shares described above for which the additional Warrants shall be exercisable shall mean such percentage of shares on a Fully

Diluted Basis, excluding shares issued or for which options are issued or to be issued under the Performance Plan.

          13B. PUT. (a) If no Triggering Event shall have occurred by December 31, 1999, the Purchasers or other holder or holders of the Warrants may, at any time thereafter, by giving 30 days written notice to the Company (the "PUT NOTICE"), require the Company to repurchase (the "PUT") all or any portion of the Warrants held by the Purchasers or other holder of the Warrants for an amount (the "PUT AMOUNT") equal to the fair saleable value of the shares of Common Stock into which such Warrants may be exercised (determined without giving effect to a discount for (x) a minority interest, or (y) any lack of liquidity of the Common Stock or to the fact that the Company may have no class of equity registered under the Exchange Act, including without limitation, any restriction with respect to such shares of Common Stock under the Shareholders' Agreement or the Buy and Sell Agreement), based upon the value of the Company as determined by the Company and the Purchasers in reasonable good faith, and, if the Company and Purchasers fail to so agree with 20 Business Days, as determined by an independent appraiser satisfactory to both the Purchasers or other holder of the Warrants and the Company, subject, in all cases to restrictions under applicable corporate laws. The Company shall bear 80%, and the Purchasers shall bear 20%, of the costs of such independent appraiser. The Company shall pay to the Purchasers an amount in cash equal to 60% of the Put Amount upon exercise of the Put and shall issue a note evidencing its obligation to pay the remainder in cash within 366 days of the date of the Put; any unpaid balance of the Put Amount shall bear interest, which interest shall be paid together with any payment of the Put Amount, at a rate of 14% per annum.

          (b) Immediately upon receipt of (i) the Put Notice or (ii) notice from any other holder of the Company's warrants containing put rights (the Purchasers and all other such holders being referred to herein as the "PUT HOLDERS") in connection with a put of warrants to the Company, the Company shall, before repurchasing any such warrants specified in the Put Notice or such other notice, give written notice thereof to each Put Holder. For a period of ten (10) days following such notice, each Put Holder shall be entitled, by written notice to the Company and each other Put Holder, to elect to require the Company to repurchase its pro rata share of the warrants containing put rights held by such Put Holder. If, at the expiration of such ten day period any Put Holder has not elected to have the Company repurchase such Put Holder's warrants, the Company shall repurchase only those warrants for which notice has been received pursuant to this paragraph 13B(b).

          13C. PENALTY WARRANTS. For so long as the Purchasers hold any Note as to which an event described in clause (i) of paragraph 8A hereof has occurred, and, in the case of a default in the payment of any principal or premium on any Note when due, such default has remained uncured for a period of 5 days after such payment shall have become due, the Company will promptly issue to the Purchasers, for no additional consideration, additional Warrants in the form of the Series A Warrant (the "PENALTY WARRANTS") representing the right to purchase that number of shares of Common Stock equal to 0.5% of the then issued and outstanding Common Stock on a Fully Diluted basis for every calendar quarter or a portion thereof that such event is not cured. No more than one such Penalty Warrant for 0.5% shall be issued with respect to any one calendar quarter.

          14.  MISCELLANEOUS.

          14A. PAYMENTS. The Company agrees that (i) so long as the Purchasers shall hold any Notes or any other Security, it will make payments of principal of, and premium, if any, and interest on, the Notes and payments in respect of any such other Security, in compliance with the terms of this Agreement, to the Purchasers and (ii) so long as the Advisory Agreement remains in effect, it shall pay the Advisory Fee thereunder to Electra, by wire transfer of immediately available funds for credit to the Purchasers' or Electra's account or accounts, as the case may be, as specified on SCHEDULE 14A hereto, or to such other account or accounts as the Purchasers or Electra, as the case may be, may designate in writing, notwithstanding any contrary provision herein or in any Note or any other Security with respect to the place of payment. The Purchasers agree that, before disposing of any Note, the Purchasers will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 15A to any Transferee which shall have made the same agreement as the Purchasers have made in this paragraph 14A.

          14B. EXPENSES. The Company agrees, whether or not the transactions hereby contemplated shall be consummated, to pay, and save the Purchasers harmless against liability for the payment of, (i) the reasonable fees and expenses (including document production and duplication charges) of any counsel engaged by the Purchasers in connection with this Agreement, the Asset Purchase Agreement, the Notes and the other Securities and the transactions hereby and thereby contemplated and the reasonable fees and expenses of any counsel engaged by the Purchasers or any Transferee in connection with any subsequent proposed modification of, or proposed consent under, such agreements or instruments, whether or not such proposed modification shall be effected or proposed consent granted, and
(ii) the costs and expenses, including attorney's fees, incurred by the Purchasers or any Transferee in enforcing any rights under any such agreement or instrument or in responding to any subpoena or other legal process issued in connection with any such agreement or instrument or the transactions contemplated hereby or thereby or by reason of the Purchasers, or any Transferee's having acquired any Security, including without limitation costs and expenses incurred in any bankruptcy case; PROVIDED, HOWEVER, that the Company shall not be obligated to pay any costs, fees and expenses incurred by the Purchasers solely by reason of the Purchasers' gross negligence or willful misconduct; PROVIDED, FURTHER, that if the transactions contemplated hereby and thereby are not consummated for any reason other than those listed as (a), (b) and (c) below, the fees and expenses of counsel referenced in this paragraph payable by the Company (and/or George Craig) shall be limited to a maximum of $75,000; AND, PROVIDED FURTHER, that if such transaction fails to be consummated: (a) due to the failure of the Purchasers to reach an agreement on subordination or other related intercreditor matters with the Bank of Scotland, as agent for the holders of the Senior Debt, (b) solely due to a breach of this Agreement by the Purchasers, or (c) solely due to the decision by the Purchasers to terminate the transactions contemplated hereby or thereby for reasons unrelated to the business of FBS or the terms of such transactions, then the Purchasers shall not be entitled to any reimbursement under clause
(i) of this paragraph 14B. The obligations of the Company under this paragraph 14B shall survive the transfer of any of the Securities or portion thereof or interest therein by the Purchasers or any Transferee and the payment of any Note.

          14C. CONSENT TO AMENDMENTS; WAIVERS. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act or covenant herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holders of a majority of the Notes at the time outstanding, and the holders of the Notes at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 14C, whether or not such Security shall have been marked to indicate such consent, but any Security issued thereafter may bear a notation referring to any such consent; PROVIDED that without the written consent of a majority of the holders of the Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or reduce the rate or time of payment of interest payable with respect to any Note, or affect the time, amount or allocation of any prepayments, or reduce the proportion of the principal amount of the Notes required with respect to any consent. No course of dealing between the Company and the Purchasers nor any delay in exercising any rights hereunder or under any Security shall operate as a waiver of the Purchasers thereunder. As used herein and in the Securities, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

          14D. FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES. The Notes are issuable as registered notes without coupons in denominations of at least $500,000 except as may be necessary to reflect any principal amount not evenly divisible by $500,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of the Purchasers' unsecured indemnity or any other holder's indemnity agreement in such form as the Company may reasonably require, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

          14E. PERSONS DEEMED OWNERS; PARTICIPATIONS. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, and premium, if any, and interest and on, such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion, except that such participation shall be subject to the approval described in paragraph 14G.

          14F. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS; ENTIRE AGREEMENT. All representations, warranties and covenants contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Securities, the transfer by the Purchasers of any Security or portion thereof or interest therein and the payment of any Security, and may be relied upon by any Transferee regardless of any investigation made at any time by or on behalf of the Purchasers or any Transferee. Subject to the preceding sentence, this Agreement and the Securities embody the entire agreement and understanding among the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof. Any and all obligations of all parties under the proposal letter dated September 29, 1994, are hereby terminated upon execution of this Agreement (except for the George Craig guarantee of expenses).

          14G. TRANSFERS: SUCCESSORS AND ASSIGNS. The Purchasers may, from time to time upon notice to the Company, sell, transfer or otherwise assign any or all of their interest in the Notes in minimum amounts of $500,000, to purchasers acceptable to the Company, which acceptance shall not be unreasonably withheld. Purchasers may also, from time to time, upon notice to the Company sell, transfer, or otherwise assign any or all of their interest in the Warrants, to up to ten purchasers, acceptable to the Company, which acceptance will not be unreasonably withheld. The Purchasers have no present intention, but reserve the right, to sell any of the Notes or Warrants. All covenants and other agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto (including, without limitation, any permitted Transferee) whether so expressed or not.

          14H. DISCLOSURE TO OTHER PERSONS. The Company acknowledges that the holder of any Security may deliver copies of any financial statements and other documents delivered to such holder, and disclose any other information disclosed to such holder, by or on behalf of the Company in connection with or pursuant to this Agreement to (i) such holder's directors, officers, employees, agents and professional consultants, (ii) any other holder of any Security, (iii) any Person to which such holder offers to sell such Security or any part thereof; PROVIDED, HOWEVER, that no financial statements, other documents or other information that is not publicly available shall be disclosed to any Person that owns and operates a business that is directly competitive with the business of the Company without the consent of the Company, or (iv) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such holder, (b) in response to any subpoena or other legal process, (c) in connection with any litigation to which such holder is a party or (d) in order to protect such holder' s investment in such Security.

          14I. NOTICES. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to the Purchasers, addressed to EIT at 65 Kingsway, London, England WC2B 6QT, Attention: Company Secretary, and addressed to Associates at 65 Kingsway, London, England WC2B6QT, Attention:
Philip J. Dyke, with copies to Electra Inc., 70 East 55th Street, New York,

New York 10022, Attention: John L. Pouschine and Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022,
Attention: Peter J. Hanlon, or to such other address or addresses as the Purchasers shall have specified to the Company in writing, (ii) if to any other holder of any Security addressed to such holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Security which shall have so specified an address of the Company, and (iii) if to the Company addressed to it at 5300 Patterson, S.E., Grand Rapids, Michigan 49530, with copies to Warner, Norcross & Judd, 900 Old Kent Building, 111 Lyon Street, N.W., Grand Rapids, Michigan 49503-2489,
Attention: John G. Cameron, Jr., or to such other address or addresses as the Company may have designated in writing to each holder of the Securities at the time outstanding.

          14J. INDEMNIFICATION. The Company shall indemnify and hold harmless the Purchasers and each of their directors, officers, employees, affiliates and agents (each an "INDEMNIFIED PERSON"), on demand, from and against any and all losses, claims, damages, liabilities, or actions or other proceedings commenced or threatened in respect thereof, and expenses that arise out of, result from, or in any way relate to, (x) any breach by the Company of the representations, warranties or covenants contained herein, or (y) the involvement of related parties and affiliates in the transactions contemplated hereby or by the Asset Purchase Agreement, or in connection with the business of FBS, and to reimburse each Indemnified Person, upon demand, for any legal or other expenses incurred in connection with investigating, defending or participating in the defense of any such loss, claim, damage, liability, action or other proceeding, whether or not such Indemnified Person is a party to any action or proceeding out of which any such expenses arise, other than any of the foregoing claimed by an Indemnified Person to the extent incurred by reason of the gross negligence or willful misconduct of such Indemnified Person. No Indemnified Person shall be responsible or liable to any of the Company, FBS, Zondervan, HarperCollins, the Investors or any other person for any consequential damages which may be alleged as a result of or relating to the transactions contemplated hereby or by the Asset Purchase Agreement.

          14K. DESCRIPTIVE HEADINGS, ETC. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. References herein to a paragraph are, unless otherwise specified, to one of the paragraphs of this Agreement and references to an "Exhibit" are, unless otherwise specified, to one of the Exhibits to this Agreement.

          14L. GOVERNING LAW. This Agreement and the Securities shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York without reference to such State's conflicts of laws principles.

          14M. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

          IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the date first above written.


                                   FAMILY BOOKSTORES COMPANY, INC.


                                   By:____________________________________
                                        Name:
                                        Title:


                                   ELECTRA INVESTMENT TRUST P.L.C.


                                   By:____________________________________
                                        Name:
                                        Title:


                                   ELECTRA ASSOCIATES, INC.


                                   By:____________________________________
                                        Name:
                                        Title: